UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146
77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 19, 2020

To the Shareholders of Prothena Corporation plc:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual Meeting”) of Prothena Corporation plc, an Irish public limited company (the “Company”), will be held on Tuesday, May 19, 2020, at 4:00 p.m. local time, at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland, for the following purposes:

1.	To re-elect, by separate resolutions, Paula K. Cobb, Lars G. Ekman, Gene G. Kinney, Oleg Nodelman and Dennis J. Selkoe as directors, to hold office until no later than the annual general meeting of shareholders in 2023;
2.	To ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020 and to authorize, in a binding vote, the Company’s Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;
3.	To approve, in a non-binding advisory vote, the compensation of the Company’s executive officers named in the Proxy Statement accompanying this Notice;
4.	To approve an amendment to the Company’s 2018 Long Term Incentive Plan to increase the number of ordinary shares available for issuance under that Plan by 1,500,000 ordinary shares;
5.	To approve a stock option exchange program;
6.	To approve a reduction of the Company’s capital to create distributable reserves; and
7.	To transact such other business as properly comes before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s Irish statutory financial statements for its fiscal year 2019, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that those statutory financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Annual Meeting will also include a review of the Company’s affairs.

Under our Constitution and Irish law, Proposal Nos. 1, 2, 3, 4 and 5 are deemed to be ordinary resolutions requiring the approval of a simple majority of the votes cast at the Annual Meeting. Proposal No. 6 is deemed to be a special resolution requiring the approval of 75 percent of the votes cast at the Annual Meeting.

Only shareholders who owned our ordinary shares at the close of business on March 9, 2020 may vote at the Annual Meeting. Each shareholder of record will be entitled to one vote per ordinary share on each matter submitted to a vote of the shareholders, as long as those shares are represented at the Annual Meeting, either in person or by proxy. Shareholders who are entitled to attend and vote at the Annual Meeting are entitled to appoint a proxy or proxies to attend and vote on their behalf at the Annual Meeting; such proxy is not required to be a shareholder of the Company.

Our Board of Directors unanimously recommends that you vote as follows on the matters to be presented to shareholders at the Annual Meeting:

1.	FOR the re-election of Paula K. Cobb, Lars G. Ekman, Gene G. Kinney, Oleg Nodelman and Dennis J. Selkoe as directors, as described in Proposal No. 1;
2.	FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year 2020 and authorization, in a binding vote, of the Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor, as described in Proposal No. 2;
3.	FOR the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers, as described in Proposal No. 3;
4.	FOR the approval of the amendment to the Company’s 2018 Long Term Incentive Plan to increase the number of ordinary shares available for issuance under that Plan by 1,500,000 ordinary shares, as described in Proposal No. 4;
5.	FOR the approval of the stock option exchange program, as described in Proposal No. 5; and
6.	FOR the approval of the reduction of the Company’s capital to create distributable reserves, as described in Proposal No. 6.

For our Annual Meeting, we have elected to use the internet as the primary means of providing our proxy materials to shareholders. Consequently, some shareholders may not receive paper copies of our proxy materials. We intend to send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and for voting via the internet. The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or e-mail copy of our Proxy Statement and form of proxy card and our Annual Report on Form 10-K for fiscal year 2019; information on how to access their proxy card; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to complete, sign and date your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Michael J. Malecek
Company Secretary

[________], 2020

GENERAL INFORMATION	1
THE PROXY PROCESS AND SHAREHOLDER VOTING - QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE AND BOARD MATTERS	13
Overview	13
Independence of Directors	13
Board Role in Risk Oversight	13
Board Leadership Structure	13
Board Committees	14
Audit Committee	14
Compensation Committee	15
Nominating and Corporate Governance Committee	15
Meetings of the Board and Committees, Meeting Attendance and Shareholder Meeting Attendance	16
Other Corporate Governance Matters	16
DIRECTOR COMPENSATION	18
PROPOSAL NO. 2 - RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2020 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR	20
Fees Paid to KPMG	20
Pre-Approval Policies and Procedures	21
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	21
PROPOSAL NO. 3 - APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS NAMED IN THIS PROXY STATEMENT (“SAY-ON-PAY”)	22
PROPOSAL NO. 4 - APPROVAL OF AN AMENDMENT TO THE PROTHENA CORPORATION PLC 2018 LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN BY 1,500,000 ORDINARY SHARES	24

PRELIMINARY COPIES, SUBJECT TO COMPLETION, FILED PURSUANT TO RULE 14a-6

PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146
77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland

PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2020

GENERAL INFORMATION

The Board of Directors of Prothena Corporation plc is soliciting your proxy to vote at the Annual General Meeting of Shareholders to be held on Tuesday, May 19, 2020, at 4:00 p.m. local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland.

We have elected to use the internet as our primary means of providing our proxy materials to shareholders. Accordingly, on or about [_______], 2020, we are making this Proxy Statement and the accompanying form of proxy card, the accompanying Notice of Annual General Meeting of Shareholders and our Annual Report on Form 10-K for our fiscal year 2019 available on the internet and mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of March 9, 2020 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders as of the Record Date will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying form of proxy card and Notice of Annual General Meeting of Shareholders, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.

The only voting securities of Prothena are ordinary shares, $0.01 par value per share (“ordinary shares”). There were 39,911,413 ordinary shares issued and outstanding as of the Record Date. A quorum of shareholders is necessary to hold a valid meeting and requires that the shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present in person or represented by proxy at the Annual Meeting.

In this Proxy Statement, we refer to Prothena Corporation plc as the “Company,” “Prothena,” “our,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Prothena’s fiscal year, we mean the 12-month period ending December 31 of the stated year.

2020 PROXY STATEMENT	1

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

1.	Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 39,911,413 ordinary shares issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our ordinary shares, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, who in turn hold through The Depository Trust Company (“DTC”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

2.	What am I being asked to vote on?

You are being asked to vote FOR:

•	Re-election, by separate resolutions, of Paula K. Cobb, Lars G. Ekman, Gene G. Kinney, Oleg Nodelman, and Dennis J. Selkoe as directors, to hold office until no later than our annual general meeting of shareholders in 2023;
•	Ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2020 and authorization, in a binding vote, of our Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;
•	Approval, in a non-binding advisory vote, of the compensation of our executive officers named in this Proxy Statement;
•	Approval of an amendment to our 2018 Long Term Incentive Plan to increase the number of ordinary shares available for issuance under that Plan by 1,500,000 ordinary shares;
•	Approval of a stock option exchange program; and
•	Approval of a reduction of the Company’s capital to create distributable reserves.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. We are not aware of any other matter that will be presented for consideration at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the Board intends that one of the individuals named in the accompanying form of proxy card will vote on such matter in accordance with his or her discretion.

2	2020 PROXY STATEMENT

THE PROXY PROCESS AND SHAREHOLDER VOTING − QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

3.	How do I vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For each proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the internet, follow the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials.
•	To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, who in turn hold through DTC, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the internet or telephone, if the instructions provide for internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

4.	Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, and you choose to vote over the internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your votes electronically, and if you have requested and received proxy materials by mail or e-mail and choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) will return one proxy card to Broadridge on behalf of all its clients.

5.	How are votes counted?

With respect to each of Proposal Nos. 1, 2, 3, 4 and 5, the affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting is required for approval. With respect to Proposal No. 6, the affirmative vote of 75 percent of the votes cast in person or by proxy at the Annual Meeting is required for approval.

If your shares are held by a broker on your behalf (that is, in “street name”), please instruct your broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those proposals for which specific authorization from you is required under applicable rules. Accordingly, while broker non-votes will not be counted as having been voted on a particular proposal, broker non-votes will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or

2020 PROXY STATEMENT	3

THE PROXY PROCESS AND SHAREHOLDER VOTING − QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

not a quorum is present. We strongly encourage you to provide voting instructions to your broker to ensure that your vote is counted on all of the proposals.

If shareholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will not, however, be considered votes cast at the Annual Meeting.

Because the approval of each of the proposals is based on the votes cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on any of the proposals.

6.	How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

7.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules of the U.S. Securities and Exchange Commission (the “SEC”), Irish law and our Constitution, we have elected to provide access to our proxy materials on the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Annual Meeting.

8.	How do I vote via internet or telephone?

You may vote by proxy on the internet by following the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote on the internet, you may incur costs such as internet access or telephone charges for which you will be responsible. The internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 18, 2020. The giving of such a proxy by internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you vote by internet or telephone, that vote authorizes your proxy in the same manner as if you signed, dated and returned a written proxy card by mail.

4	2020 PROXY STATEMENT

THE PROXY PROCESS AND SHAREHOLDER VOTING − QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

9.	What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted as follows:

•	FOR the re-election, by separate resolutions, of Paula K. Cobb, Lars G. Ekman, Gene G. Kinney, Oleg Nodelman and Dennis J. Selkoe as directors, to hold office until no later than our annual general meeting of shareholders in 2023;
•	FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2020 and authorization, in a binding vote, of our Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;
•	FOR the approval, in a non-binding advisory vote, of the compensation of our named executive officers;
•	FOR the approval of the amendment to our 2018 Long Term Incentive Plan to increase the number of ordinary shares available for issuance under that Plan by 1,500,000 ordinary shares;
•	FOR the approval of the stock option exchange program; and
•	FOR the approval of the reduction of the Company’s capital to create distributable reserves.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her discretion.

10.	Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $26,000 plus reimbursement of expenses.

11.	What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

12.	Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before commencement of the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a new vote on the internet or by telephone or submit another properly completed proxy card with a later date than your original proxy card, but no later than 11:59 p.m. Eastern Time on May 18, 2020.
•	You may deliver a written notice that you are revoking your proxy to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland, which notice must be delivered before commencement of the Annual Meeting.
•	You may attend the Annual Meeting and either vote or revoke your proxy in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you must contact the broker, bank or other agent and follow the instructions provided by them.

2020 PROXY STATEMENT	5

THE PROXY PROCESS AND SHAREHOLDER VOTING − QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

13.	When are shareholder proposals due for next year’s annual meeting?

In accordance with SEC rules, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders may submit to us proposals on matters appropriate for shareholder action at meetings of our shareholders. In order to be considered for inclusion in next year’s proxy materials, your proposal must comply with the requirements of Rule 14a-8 of the Exchange Act and other SEC rules and be submitted in writing no later than [___________], 2020, to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland;

provided that if the date of next year’s annual general meeting of shareholders is greater than 30 days from May 19, 2021, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual general meeting. You are also advised to review our Constitution, which contains additional requirements about advance notice of director nominations. For more information, see below under the heading Corporate Governance and Board Matters — Board Committees — Nominating and Corporate Governance Committee.

14.	What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of not less than one-half of the ordinary shares issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 39,911,413 ordinary shares issued and outstanding and entitled to vote. Accordingly, 19,955,707 ordinary shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

15.	How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing with the SEC of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

16.	Where can I find directions to the Annual Meeting?

To obtain directions to the Annual Meeting, which will be held at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland, you may send a request to our Company Secretary at

Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland.

6	2020 PROXY STATEMENT

THE PROXY PROCESS AND SHAREHOLDER VOTING − QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

17.	What are the Irish statutory financial statements?

Since we are an Irish company, we are required to prepare Irish statutory financial statements, including the respective reports of the directors and the auditors thereon, under applicable Irish company law; to deliver those statutory financial statements to our shareholders of record prior to the Annual Meeting; and to present those statutory financial statements at the Annual Meeting. The Irish statutory financial statements cover the results of operations and financial position of the Company for our fiscal year 2019, and are prepared in accordance with generally accepted accounting principles in the United States to the extent the use of such principles does not contravene any provision of the Irish

Companies Act 2014, or any regulation thereunder. There is no requirement under Irish law that our Irish statutory financial statements be approved by our shareholders, and no such approval will be sought at the Annual Meeting. Our Irish statutory financial statements are available on our website at http://ir.prothena.com/irish. We will mail without charge, upon written request, a copy of our Irish statutory financial statements to beneficial owners of our shares. Such requests should be sent to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland.

2020 PROXY STATEMENT	7

PROPOSAL NO. 1
ELECTION OF DIRECTORS

We have nine directors serving on our Board of Directors, who are shown in the table below. The Company’s Constitution requires that at least one-third (which, if not a round number, is rounded to the number which is nearest to and less than one-third) of the directors must stand for re-election at each annual general meeting of shareholders, and that directors must stand for re-election no later than the third annual general meeting subsequent to their election or appointment to the Board. Generally, vacancies on the Board may be filled only by ordinary resolution of the Company’s shareholders or the affirmative vote of a majority of the remaining directors. A director appointed by the Board to fill a vacancy will serve until the subsequent annual general meeting and must stand for election at that time.

Name	Position with Prothena
Lars G. Ekman, M.D., Ph.D.	Chairman of the Board, Independent Director
Gene G. Kinney, Ph.D.	President and Chief Executive Officer, Director
Paula K. Cobb	Independent Director
Richard T. Collier	Independent Director
Shane M. Cooke	Independent Director
K. Anders O. Härfstrand, M.D., Ph.D.	Independent Director
Christopher S. Henney, Ph.D., D.Sc.	Independent Director
Oleg Nodelman	Independent Director
Dennis J. Selkoe, M.D.	Independent Director

Our Board is divided into the following groups:

•	Ms. Cobb, Dr. Ekman, Dr. Kinney, Mr. Nodelman and Dr. Selkoe, whose current terms will expire at the Annual Meeting;
•	Mr. Collier and Mr. Cooke, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2021; and
•	Dr. Härfstrand and Dr. Henney, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2022.

Ms. Cobb, Dr. Ekman, Dr. Kinney, Mr. Nodelman and Dr. Selkoe have been nominated by the Board to stand for re-election. The Board nominated Dr. Ekman, Dr. Kinney and Dr. Selkoe to stand for re-election because their three-year terms will expire at the Annual Meeting; the Board nominated Ms. Cobb and Mr. Nodelman to stand for re-election because they were appointed by the Board in 2019 and the Company’s Constitution requires that any director appointed by the Board stand for election at the next annual general meeting of shareholders following that appointment. If re-elected by our shareholders at the Annual Meeting, Ms. Cobb, Dr. Ekman, Dr. Kinney, Mr. Nodelman and Dr. Selkoe will each hold office from the date of her or his election until no later than the third subsequent annual general meeting of shareholders (i.e., in 2023), or until her or his earlier death, resignation or removal.

In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting; if a director nominee does not receive this majority vote, she or he will not be elected to our Board. In the event that any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders may vote your shares for the election of any substitute nominee who the Board proposes. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is certain biographical information for each nominee for director and each director whose term as a director will continue after the Annual Meeting. The following includes information regarding each director’s individual experience, qualifications, attributes or skills that led the Board to conclude that she or he should serve as a director, in light of our business and structure.

8	2020 PROXY STATEMENT

PROPOSAL NO. 1 − ELECTION OF DIRECTORS

Nominees for Election to Terms Expiring No Later than the Annual General Meeting of Shareholders in 2023

Paula K. Cobb is the former Chief Operating Officer of Decibel Therapeutics, Inc. (a biotechnology company), a position she held during 2019. She was previously Decibel’s Executive Vice President, Corporate Development, from 2016 to 2019. From 2003 to 2016, Ms. Cobb held numerous positions with Biogen (a biopharmaceutical company), including Senior Vice President, Rare Disease Group (from 2015 to 2016), Senior Vice President, MS Franchise Strategy (from 2014 to 2015) and Vice President, Program Leadership & Management (from 2010 to 2014). She also served on the Board of Directors of Nightstar Therapeutics plc (a biotechnology company) from 2018 until it was acquired by Biogen in 2019. Ms. Cobb earned her B.A. from Amherst College and her M.B.A. from Harvard University’s Graduate School of Business Administration. She has served on our Board since July 2019. Age: 47

The Board concluded that Ms. Cobb should serve as a director given her significant operational, business development and management experience from serving in a range of senior executive positions with several biotechnology/ biopharmaceutical companies. The Board also considered her experience serving on the board of directors of another biotechnology company.

Lars G. Ekman, M.D., Ph.D., is Chairman of our Board of Directors, a position he has held since 2012. He is an executive partner at Sofinnova Ventures, Inc. (a venture capital firm), a position he has held since 2008. Dr. Ekman is also Chairman of the Board of Sophiris Bio Inc., Chairman of the Board of Amarin Corporation plc, and a director of Ultragenyx Pharmaceutical Inc. (all of which are biotechnology/biopharmaceutical companies). He also served as a director of Ocera Therapeutics, Inc. (a biopharmaceutical company) from 2009 to 2015 and as a director of Spark Therapeutics, Inc. (a biopharmaceutical company) from 2014 to 2019. Dr. Ekman co-founded Cebix Incorporated, where he served as Chief Executive Officer from 2009 to 2012. He was President of Research & Development at Elan Corporation, plc (from 2001 to 2007), where he also served as a director (from 2005 to 2012). From 1997 to 2001, Dr. Ekman was Executive Vice President, Research & Development at Schwarz Pharma AG. Prior to that, he held various senior positions at Pharmacia Corporation. Dr. Ekman is a board-certified surgeon with a Ph.D. in experimental biology and has held several clinical and academic positions in both the United States and Europe. He earned his Ph.D. and M.D. from the University of Gothenburg, Sweden. Dr. Ekman has served on our Board since 2012. Age: 70

The Board concluded that Dr. Ekman should serve as a director given his significant scientific, operational and management experience gained as a research scientist and in managing research and development functions engaged in drug discovery with a number of companies in the pharmaceutical industry. The Board also considered his clinical background, his venture capital experience in the life science industry, and his experience serving on the boards of directors at a number of public and private companies in the pharmaceutical/biotechnology industry.

Gene G. Kinney, Ph.D., has served as our President and Chief Executive Officer since 2016. Prior to that, he was our Chief Operating Officer for part of 2016, and prior to that he was our Chief Scientific Officer and Head of Research and Development from 2012 to 2016. From 2009 to 2012, Dr. Kinney was Vice President, Pharmacology and then Senior Vice President of Pharmacological Sciences at Elan Pharmaceuticals, Inc.; while in those positions, he also served as Head of Nonclinical Research for Janssen Alzheimer Immunotherapy R&D. From 2001 to 2009, Dr. Kinney was Senior Director, Head of Central Pharmacology and acting lead for Bioanalytics & Pathology at the Merck Research Laboratories, where he contributed to the strategic direction and oversight of drug discovery activities and led a number of non-clinical discovery and clinical development programs targeted for the treatment of neurodegenerative and psychiatric conditions. Dr. Kinney also held positions at Bristol-Myers Squibb and was an Assistant Professor at the Emory University School of Medicine, Department of Psychiatry and Behavioral Sciences. He earned his B.A. from Bloomsburg University and his M.A. and Ph.D. from Florida Atlantic University. Dr. Kinney has served on our Board since 2016. Age: 51

The Board concluded that Dr. Kinney should serve as a director given his role as the Company’s President and Chief Executive Officer and his extensive scientific and operational knowledge of our business and its drug discovery and development programs, from his tenure with the Prothena business when it was a part of Elan as well as since its separation from Elan. The Board also considered his significant experience in neuroscience and drug development programs encompassing immunotherapy, vaccine and small molecule approaches, as well as his experience gained from serving in key research and development leadership roles in other biotechnology companies.

Oleg Nodelman is the Founder and Porfolio Manager of EcoR1 Capital, LLC, a biotechnology-focused investment advisory firm established in 2013, which invests in companies in all stages of research and development. From 2001 to 2012, he held various roles including Portfolio Manager at BVF Partners. Mr. Nodelman earned his B.S. in Foreign Service with a concentration in Science and Technology from Georgetown University. He has served on our Board since December 2019. Age: 43

2020 PROXY STATEMENT	9

PROPOSAL NO. 1 − ELECTION OF DIRECTORS

The Board concluded that Mr. Nodelman should serve as a director given his significant experience in venture capital investment in the life science industry. The Board also considered his experience serving on the boards of directors of public and private companies in the pharmaceutical/ biotechnology industry, as well as his role as Founder and Portfolio Manager of EcoR1 Capital, LLC, a significant shareholder of the Company.

Dennis J. Selkoe, M.D., is the Vincent and Stella Coates Professor of Neurologic Diseases at Harvard Medical School and co-director of the Ann Romney Center for Neurologic Diseases at Brigham and Women’s Hospital in Boston, positions he has held since 2000 and 1985, respectively. He has served on the faculty at Harvard Medical School since 1978. Dr. Selkoe was the principal founding scientist and served as a director of Athena Neurosciences, Inc. until it was acquired by Elan Corporation, plc in 1996. He has received numerous honors, including the Mathilde Solowey Award in the Neurosciences (NIH), the Potamkin Prize (American Academy of Neurology), the A.H. Heineken Prize for Medicine

(The Netherlands), the Pioneer Award and the Lifetime Achievement Award (Alzheimer’s Association), the George C. Cotzias Lecture of the American Academy of Neurology and the Ulysses Medal of University College Dublin. Dr. Selkoe is a Fellow of the American Academy of Neurology, the American Association for the Advancement of Science and the American College of Physicians, an elected member of the National Academy of Medicine and a director of the Foundation for Neurologic Diseases. He served as a director of Elan from 1996 to 2013. Dr. Selkoe earned his B.A. from Columbia University and his M.D. from the University of Virginia. He has served on our Board since 2013. Age: 76

The Board concluded that Dr. Selkoe should serve as a director given his significant experience as both a research scientist and a practicing clinician, and in particular his expertise in the pre-clinical and clinical features of neurodegenerative diseases, especially Parkinson’s disease and Alzheimer’s disease. The Board also considered his lengthy experience as a director of a global public company in the pharmaceutical/biotechnology industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RE-ELECTION, BY SEPARATE RESOLUTIONS, OF PAULA K. COBB, LARS G. EKMAN, GENE G. KINNEY, OLEG NODELMAN AND DENNIS J. SELKOE AS DIRECTORS.

10	2020 PROXY STATEMENT

PROPOSAL NO. 1 − ELECTION OF DIRECTORS

Directors Continuing in Office Until No Later than the Annual General Meeting of Shareholders in 2021

Richard T. Collier is the former Executive Vice President and General Counsel of Elan Corporation, plc (a pharmaceutical company), a position he held from 2004 to 2010. Prior to that, he served as Senior Vice President and General Counsel of Rhone-Poulenc Rorer Inc., Pharmacia & Upjohn Company and Pharmacia Corporation (all pharmaceutical companies). Mr. Collier was an Adjunct Professor of Law at the Temple University Beasley School of Law, where he taught drug and medical device law, from 2004 to 2017. He also practiced law at two leading Philadelphia-based law firms and with the U.S. Federal Trade Commission and U.S. Department of Justice. Mr. Collier earned both his B.A. and his J.D. (law degree) from Temple University. He has served on our Board since 2012. Age: 66

The Board concluded that Mr. Collier should serve as a director given his extensive legal and management experience as a senior executive with a number of global pharmaceutical companies. The Board also considered his extensive knowledge of and experience with laws and regulations applicable to the pharmaceutical industry.

Shane M. Cooke is the former President of Alkermes plc (a biopharmaceutical company), a position he held from 2011 to 2018. Prior to that, he served as Head of Elan Drug Technologies and Executive Vice President of Elan Corporation, plc (from 2007 to 2011), where he also served as Chief Financial Officer (from 2001 to 2011) and as a director (from 2005 to 2011). Mr. Cooke has also held a number of senior positions in finance in the banking and aviation industries. He is also a director of Alkermes plc, Endo International plc and UDG Healthcare plc. Mr. Cooke earned his Bachelor of Commerce and Master of Accounting degrees from University College Dublin, Ireland, and is a chartered accountant. He has served on our Board since 2012. Age: 57

The Board concluded that Mr. Cooke should serve as a director given his significant operational, financial, commercial and management experience in the biotechnology industry, as well as his qualification as a chartered accountant. The Board also considered his Irish residency and experience as a director and an executive officer of other Irish companies traded on U.S. stock exchanges.

2020 PROXY STATEMENT	11

PROPOSAL NO. 1 − ELECTION OF DIRECTORS

Directors Continuing in Office Until No Later than the Annual General Meeting of Shareholders in 2022

K. Anders O. Härfstrand, M.D., Ph.D., is Chairman of Härfstrand Consulting AG (a pharmaceutical/biotechnology consulting firm), which he founded in 2010. Dr. Härfstrand also served as Chief Executive Officer of BBB Therapeutics BV (a biopharmaceutical company) from 2014 to 2015. Prior to that, he was President and Chief Executive Officer, Europe of Makhteshim Agan Industries Ltd. (an agrichemicals company) from 2013 to 2014; President and Chief Executive Officer of Humabs BioMed SA (a biotechnology company) from 2011 to 2012; and Chief Executive Officer of Nitec Pharma AG (a biopharmaceutical company) from 2007 to 2010. Dr. Härfstrand is also a director of Oasmia Pharmaceutical AB, and served as a director of Karolinski Development AB (a biopharmaceutical investment company) from 2017 to 2019. He also served in various executive and management roles at Serono, Pfizer and Pharmacia, and in non-executive roles on a number of Supervisory Boards in Europe. Dr. Härfstrand earned his M.D. and Ph.D. in neuropharmacology endocrinology from Karolinska Institute in Sweden. He has served on our Board since 2015. Age: 63

The Board concluded that Dr. Härfstrand should continue to serve as a director given his significant management, operational and commercial experience from serving in executive positions with a number of biopharmaceutical companies. The Board also considered his scientific background and work experience in a broad range of geographies.

Christopher S. Henney, Ph.D., D.Sc., is Vice-Chairman of the Board of Cyclacel Pharmaceuticals, Inc. From 1995 to 2004, he served as Chairman of the Board and Chief Executive Officer of Dendreon Corporation, a biotechnology company that he co-founded. Dr. Henney also co-founded and served as a director and in executive positions at Immunex Corporation and ICOS Corporation (both biotechnology companies). He was Chairman of the Board of Cascadian Therapeutics, Inc. (a biotechnology company) from 2006 to 2018, where he also served as interim President and Chief Executive Officer for part of 2016, and served as Chairman of the Board of Anthera Pharmaceuticals, Inc. (a biopharmaceutical company) from 2008 to 2018. Dr. Henney is a 2011 inductee to The Biotechnology Hall of Fame. He earned his B.Sc. in medical biochemistry, his Ph.D. in experimental pathology and his D.Sc. for contributions to the field of immunology from the University of Birmingham, England. Dr. Henney has served on our Board since 2013. Age: 79

The Board concluded that Dr. Henney should continue to serve as a director given his significant scientific, operational, commercial and management experience from founding and serving in executive positions with a number of biotechnology companies. The Board also considered his experience serving on the boards of directors at a number of public and private companies in the pharmaceutical/biotechnology industry.

12	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance can be found on our website at http://ir.prothena.com/corporate-governance, including in our Corporate Governance Guidelines, the charters for our Audit,

Compensation and Nominating and Corporate Governance Committees and our Code of Conduct. We believe that our corporate governance policies and practices ensure that our independent directors effectively oversee our management – including the performance of our Chief Executive Officer – and provide an effective and appropriately balanced Board governance structure.

Independence of Directors

Rules of The Nasdaq Stock Market (“Nasdaq”) require that a majority of the members of a listed company’s board of directors must qualify as “independent directors” as defined by Nasdaq rules and affirmatively determined by the board of directors.

Our Board has determined that, with the exception of Dr. Kinney, all members of our Board are “independent directors” as defined by Nasdaq rules. Dr. Kinney is not an independent director because he is our President and Chief Executive Officer.

Board Role in Risk Oversight

Our Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board fulfills this oversight role directly and through certain of its committees. In particular, our Board reviews strategic as well as operational risks as an element of its review of strategic and operational plans and programs. The Audit Committee of the Board periodically reviews the

Company’s major risk exposures and the steps management has undertaken to control them; oversees internal controls and other activities to manage financial risks; and periodically reviews the Company’s policies, programs and systems intended to ensure compliance with applicable laws and ethical standards.

Board Leadership Structure

Our Chairman of the Board and our Chief Executive Officer are currently separate individuals. Dr. Ekman serves as Chairman of the Board, and Dr. Kinney serves as our President and Chief Executive Officer. In his role as Chairman, Dr. Ekman provides leadership to the Board; approves Board meeting schedules and agendas; presides over all Board meetings, including regular executive sessions of the independent directors; and serves as the primary liaison between the independent directors and our Chief Executive Officer and other members of management. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make changes as it deems appropriate.

2020 PROXY STATEMENT	13

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

Our Board has the following standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of these Committees are described below. Members serve on these Committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lars G. Ekman(1)
Paula K. Cobb(2)
Richard T. Collier
Shane M. Cooke
K. Anders O. Härfstrand
Christopher S. Henney
Gene G. Kinney
Oleg Nodelman(3)
Dennis J. Selkoe(4)
Committee Chair	Member
(1)	Dr. Ekman served in 2019 as a member of the Compensation Committee and, commencing on September 18, 2019, as chair of that Committee, until he stepped down from that Committee on February 25, 2020.
(2)	Ms. Cobb was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee on September 18, 2019; she was appointed chair of the Compensation Committee on February 25, 2020.
(3)	Mr. Nodelman was appointed to the Compensation Committee on February 25, 2020.
(4)	Dr. Selkoe served in 2019 as a member and chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee until his resignation from both of those Committees on June 8, 2019.

Audit Committee

Our Audit Committee’s primary purposes are to oversee our corporate accounting and financial reporting processes and the audits and reviews of our financial statements, and our legal and ethical compliance activities. Among other matters, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (the “auditor”); reviewing and confirming the auditor’s independence; periodically reviewing the adequacy and effectiveness of the Company’s internal control over financial reporting; reviewing with the management and the auditor the audited and reviewed financial statements to be included in the Company’s annual and quarterly reports, respectively, filed with the SEC; reviewing the Company’s major risk exposures and steps to control them; and reviewing the Company’s policies, program and systems intended to ensure compliance with applicable laws and ethical standards.

The current members of our Audit Committee are Mr. Collier, Mr. Cooke and Dr. Henney. Mr. Cooke serves as chair of the Committee. Each member of the Committee is an “independent director” and meets the heightened independence requirements, and also meets the financial literacy requirements, under Nasdaq rules. Our Board has determined that Mr. Cooke and Dr. Henney are each an “audit committee financial expert” as defined under SEC rules and each has the requisite additional financial sophistication required under Nasdaq rules. The Audit Committee operates under a written charter, a copy of which is available on our website at http://ir.prothena.com/corporate-governance.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee

Our Compensation Committee’s primary purposes are to consider and approve all compensation of our executive officers other than our chief executive officer (our “CEO”) and consider and recommend to the Board all compensation of our CEO; consider and recommend to the Board all director compensation; and administer or oversee our compensation plans (including equity compensation plans).

The current members of our Compensation Committee are Ms. Cobb, Dr. Henney and Mr. Nodelman. Ms. Cobb serves as chair of the Committee. Each member of the Committee is an “independent director” and otherwise meets the independence requirements under Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The Committee operates under a written charter, a copy of which is available on our website at http://ir.prothena.com/corporate-governance.

Our CEO makes recommendations to the Compensation Committee on compensation to executive officers other than himself. He also makes recommendations to the Board and the Compensation Committee on what should be the Company objectives that drive annual performance-based incentive compensation (cash bonuses). Following completion of the fiscal year, he provides his assessment of the Company’s performance relative to those objectives, as well as the individual performance of executive officers other than himself. Certain of our executive officers and other members of management provide data and other information to the Committee’s compensation consultant (discussed below), as requested by that consultant. Our executive officers do not determine or recommend the amount or form of director compensation.

The Compensation Committee utilizes a compensation consultant to provide advice and recommendations to the Committee on the amounts and forms of executive and director compensation. The Committee is directly responsible for the appointment, compensation and oversight of its compensation consultants, and is responsible for assessing the independence of those consultants after consideration of the independence factors prescribed by Nasdaq rules.

The Compensation Committee directly engaged Radford (an Aon Company) to provide advice and recommendations on executive officer as well as non-employee director compensation for our fiscal year 2019. The Committee assessed Radford’s independence prior to that engagement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s primary purposes are to identify individuals qualified to become Board members and recommend to the Board qualified individuals to be nominated for election or appointment to the Board; make recommendations to the Board regarding composition of the Board and its committees; develop and implement annual evaluations of the Board; develop and implement regular performance evaluations of our CEO; develop a succession plan for our CEO; and develop corporate governance guidelines applicable to the Company.

The current members of our Nominating and Corporate Governance Committee are Ms. Cobb, Mr. Collier and Dr. Härfstrand. Mr. Collier serves as chair of the Committee. Each member of the Committee is an “independent director” under Nasdaq rules. The Committee operates under a written charter, a copy of which is available on our website at http://ir.prothena.com/corporate-governance.

The Nominating and Corporate Governance Committee is responsible for determining the qualifications of nominees for election and candidates for appointment as directors, and for identifying, evaluating and then recommending to the Board such nominees or candidates. The Committee reviews periodically the composition and size of the Board, and makes recommendations to the Board as it deems necessary or appropriate so that the Board as a whole reflects the appropriate balance and diversity of knowledge, skills and experience. Nominees or candidates are expected to possess and have demonstrated breadth and depth of management and leadership experience, financial and/or business acumen and relevant industry or scientific experience, high integrity, sufficient time to devote to the Company’s business, and a demonstrated ability to think independently but work collaboratively with other members of the Board and the Company’s management. In recommending candidates for election or appointment to the Board, the Committee considers each nominee’s or candidate’s knowledge, skills and experience, according to the foregoing criteria, as well as his or her independence under Nasdaq and SEC rules. The Committee evaluates each nominee or candidate in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

To assist the Nominating and Corporate Governance Committee in identifying potential directors who meet the criteria and priorities established from time to time and facilitate the evaluation of such potential directors, the Committee may retain third-party search firms.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders.

2020 PROXY STATEMENT	15

CORPORATE GOVERNANCE AND BOARD MATTERS

For a shareholder to make any nomination for election to the Board at an annual general meeting of shareholders, the shareholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s registered office (Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland, Attention: Company Secretary) not less than 90 days and not more than 150 days prior to the one-year anniversary of the date the Company’s proxy statement was first released in connection with the prior year’s annual general meeting; provided that, if the date of the annual general meeting is more than 30 days from the one-year anniversary of the date of the prior year’s annual general meeting, the shareholder’s notice must be delivered, or mailed and received, not earlier than 150 days and no later than 90 days prior to the date of the annual general meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual general meeting is first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Constitution. As set forth in our Constitution, submissions must include the information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act and written consent from the proposed nominee to being named in the proxy statement as a nominee and to serving as a director of the Company. Our Constitution also specifies further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder who wishes to make a nomination for director review our Constitution, which we have previously publicly filed with the SEC and is also available, without charge, from our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland.

Meetings of the Board and Committees, Meeting Attendance and Shareholder Meeting Attendance

During our fiscal year 2019, our Board met six times, our Audit Committee met seven times, our Compensation Committee met five times, and our Nominating and Corporate Governance Committee met five times.

During our fiscal year 2019, each of our directors attended at least 75% of all meetings of the Board and committees of the Board of which the director was a member.

We encourage all of our directors and nominees for director to attend our annual general meetings of shareholders, although attendance is not mandatory. All of our directors attended our annual general meeting of shareholders in 2019.

Other Corporate Governance Matters

Corporate Governance Guidelines. As a part of our Board’s commitment to enhancing shareholder value over the long term, our Board has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines cover, among other topics, board composition, director independence, new director orientation and continuing education, annual Board performance evaluations, Board and director responsibilities, director access to management and independent advisors, Board committees and director compensation. Our Corporate Governance Guidelines are available on our website at http://ir.prothena.com/corporate-governance.

Majority Voting for Election of Directors. Our directors are elected by the affirmative vote of a majority of the votes cast by our shareholders at an annual general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to our Board. Accordingly, there is no “holdover” rule under Irish law or our Constitution.

Staggered Board. Our Board is divided into three groups and our Constitution requires that at least one-third (which, if not a round number, is rounded to the number which is nearest to and less than one-third) of the directors must stand for re-election at each annual general meeting, and that directors must stand for re-election no later than the third annual general meeting subsequent to their election or appointment to the Board. However, under Irish law and our Constitution, our directors may be removed at any time with or without cause by the affirmative vote of a majority of the votes cast by shareholders. Under Irish law, shareholders holding 10% or more of the total voting rights of the Company can at any time requisition an extraordinary general meeting (i.e., a special meeting) to vote on the removal of any or all of our directors and, if desired, the appointment of replacement directors.

Shareholder Ability to Call Extraordinary Meetings. As noted above, Irish law provides that shareholders holding 10% or more of the total voting rights can at any time request that the directors call an extraordinary general meeting. The shareholders who wish to request an extraordinary general meeting must deliver to our registered office (set forth above) a written notice, signed by the shareholders requesting the

16	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS

meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.

Compensation Governance. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation governance practices are described in this Proxy Statement under the heading Compensation Discussion and Analysis — Compensation Governance and Best Practices.

Code of Conduct. We have a Code of Conduct that applies to all of our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available on our website at http://ir.prothena.com/corporate-governance. We will provide to any person without charge, upon request, a copy of that Code of Conduct; such a request may be made by sending it to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland. If we make any amendment to, or waiver from, a provision of our Code of Conduct that we are required to disclose under SEC rules, we intend to satisfy that disclosure requirement by posting such information on our website at http://ir.prothena.com/ corporate-governance.

Anti-Hedging/Pledging Policies. Our Code of Conduct expressly prohibits our directors, executive officers and employees from engaging in speculative transactions in Company securities, including short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions. We also have an Insider Trading Compliance Policy that further prohibits our directors, executive officers and employees from entering into any form of hedging or monetization transaction with respect to Company securities and from pledging such securities as collateral for any loans, including purchasing any Company securities on margin.

Shareholder Communications with the Board. Any shareholder who desires to communicate with the Board or any specified individual director may do so by directing such correspondence to the attention of our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland. The Company Secretary will forward the communication to the Board members or individual director as appropriate.

2020 PROXY STATEMENT	17

DIRECTOR COMPENSATION

Our non-employee directors, other than the Chairman of the Board, each receive an annual cash retainer fee of $60,000. Our Chairman receives an annual cash retainer fee of $90,000. In addition, all of our non-employee directors who serve on or chair a Board committee receive the following annual committee fees:

Committee	Chair	Other Member
Audit Committee	$20,000	$9,000
Compensation Committee	15,000	6,000
Nominating and Corporate Governance Committee	10,000	5,000

All of these fees are paid in quarterly installments.

Each of our non-employee directors is awarded annually, on the first business day following each annual general meeting of the shareholders, a nonqualified stock option to acquire 17,500 of the Company’s ordinary shares. These options vest on the earlier of the first anniversary of the grant date or the day of the next annual general meeting of shareholders (subject to continuous service as a director until such vesting date, except in the event of certain terminations of service) and has a ten-year term.

Any new non-employee director is awarded, on the first business day following the date of initial appointment or election to the Board, a nonqualified stock option to acquire 35,000 of the Company’s ordinary shares. This option vests in equal annual installments over three years following the grant date with the final year vesting date being the earlier of the third anniversary of the grant date or the day prior to the annual general meeting of shareholders for that year (subject to continuous service as a director until each such vesting date, except in the event of certain terminations of service) and has a ten-year term.

All of these options are awarded under our 2018 Long Term Incentive Plan (our “2018 LTIP”) and have a per share exercise price equal to the closing market price of our ordinary shares on the date of grant.

Mr. Nodelman, although a non-employee director, has declined to receive any cash compensation and any stock option for his service on our Board or its Compensation Committee.

Our sole non-independent director, Dr. Kinney (our President and Chief Executive Officer), does not receive any additional compensation for his service on our Board.

The following table sets forth the compensation paid to our non-employee directors in our fiscal year 2019.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Lars G. Ekman	98,589	113,444	—	212,033
Paula K. Cobb(4)	33,411	244,055	—	277,466
Richard T. Collier	79,000	113,444	—	192,444
Shane M. Cooke	80,000	113,444	—	193,444
K. Anders O. Härfstrand	65,000	113,444	—	178,444
Christopher S. Henney	75,000	113,444	—	188,444
Oleg Nodelman(5)	—	—	—	—
Dennis J. Selkoe	68,712	113,444	12,000	194,156
(1)	Consists of retainer, committee chair and committee service fees, as described in the narrative above.
(2)	Consists of nonqualified stock options awarded under the 2018 LTIP. These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the options awarded, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected, see Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year 2019, filed with the SEC (our “Form 10-K”). Except in the case of Ms. Cobb, the amounts reported represent the grant date fair value of options granted on May 22, 2019, to acquire 17,500 of the Company’s ordinary shares, which options have an exercise price of $9.23 per share (the fair market value per share on the date of grant), vest on the earlier of the first anniversary of the grant date or the day of the next annual general meeting of shareholders (subject to continuous service as a director until such vesting date) and have a ten-year term. In the case of Ms. Cobb, the amount reported represents the grant date fair value of options granted on July 2, 2019, to acquire 35,000 of the Company’s ordinary shares, which option has an exercise price of $10.02 per share (the fair market value per share on the date of grant), vests in equal annual installments over three years following the grant date with the final year vesting date being the earlier of the third anniversary of the grant date or the day prior to the annual general meeting of shareholders for that year (subject to continuous service as a director until each such vesting date, except in the event of certain terminations of service) and has a ten-year term.
(3)	Consists of consulting fees paid under a Consulting Agreement entered into on July 1, 2019, between Dr. Selkoe and the Company’s wholly-owned subsidiary Prothena Biosciences Inc under which Dr. Selkoe provides consulting services in connection with the Company’s assessment of potential business development opportunities.
(4)	Ms. Cobb was appointed to our Board on July 1, 2019.
(5)	Mr. Nodelman was appointed to our Board on December 3, 2019. As explained above, he has declined to receive any cash compensation and any stock option for his service as a director.
18	2020 PROXY STATEMENT

DIRECTOR COMPENSATION

As of the end of our fiscal year 2019, the total number of shares subject to outstanding option awards held by each non-employee director were as set forth in the following table. No other equity awards were held by our non-employee directors as of the end of our fiscal year 2019. Awards made prior to 2018 were made under our 2012 Long Term Incentive Plan (as amended and restated).

Name	Outstanding Option Awards (Shares)
Lars G. Ekman	166,500
Paula K. Cobb	35,000
Richard T. Collier	121,500
Shane M. Cooke	121,500
K. Anders O. Härfstrand	86,500
Christopher S. Henney	85,600
Oleg Nodelman	—
Dennis J. Selkoe	75,000

2020 PROXY STATEMENT	19

PROPOSAL NO. 2
RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2020 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR

The Audit Committee is responsible for the appointment of our independent accounting firm. The Audit Committee has appointed KPMG LLP, a registered public accounting firm, as our independent accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2020, and our shareholders are being asked to ratify that appointment and authorize the Board of Directors, acting through its Audit Committee, to approve the remuneration of KPMG LLP as our auditor. Neither our Constitution nor Irish law requires shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Our Board is nonetheless submitting the appointment of KPMG LLP to our shareholders for ratification, in a non-binding vote, as a matter of good governance. The Board is also requesting that shareholders authorize, in a binding vote, the Board, acting through its Audit Committee, to approve the remuneration of KPMG LLP as our auditor.

If our shareholders fail to ratify such appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still determine to maintain its appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2020. Even if the appointment of KPMG LLP is ratified by our shareholders, the Audit Committee may appoint a different independent registered public accounting firm at any time if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

KPMG LLP has audited our financial statements since the year ended December 31, 2012. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to KPMG

The following table sets forth fees paid to KPMG LLP for services provided to the Company for our fiscal years ended December 31, 2019 and 2018.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$638,747	$663,418
Audit-Related Fees(2)	48,775	70,000
Tax Fees(3)	165,345	312,608
All Other Fees	—	—
Total Fees	$852,867	$1,046,026
(1)	Consists of fees and out-of-pocket expenses for services rendered for the audits for our annual financial statements, reviews of our quarterly financial statements and audits of our Irish statutory financial statements.
(2)	Consists of fees and out-of-pocket expenses for services reasonably related to the audits and reviews of our financial statements, which was comprised of consultations on new accounting standards, consents related to registration statements and, in 2019, consultations on our responses to comments from the U.S. Securities and Exchange Commission on our financial statements.
(3)	Consists of fees and out-of-pocket expenses incurred in connection with international tax and compliance and tax consultation services.
20	2020 PROXY STATEMENT

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF AUDITOR

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Under those policies and procedures, all such services must be pre-approved by the Committee (although certain services may be pre-approved by the chair of the Committee followed by Committee ratification at the next Committee meeting). Before pre-approving services, the Committee considers the estimated fees for those services and whether those services might impair KPMG LLP’s independence. Pursuant to these policies and procedures, the Audit Committee pre-approved all services provided by KPMG LLP for our fiscal years 2019 and 2018.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2020 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.prothena.com/corporate-governance. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019.

The Audit Committee reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the U.S. Securities and Exchange Commission. In addition, the Audit Committee discussed with KPMG LLP their independence, and received from KPMG LLP and reviewed the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the U.S. Securities and Exchange Commission.

Shane M. Cooke (Committee Chair)
Richard T. Collier
Christopher S. Henney

2020 PROXY STATEMENT	21

PROPOSAL NO. 3
APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS NAMED IN THIS PROXY STATEMENT (“SAY-ON-PAY”)

Summary

We are providing our shareholders with the opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers – our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers. This advisory shareholder vote pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 – commonly known as “Say-on-Pay” – gives our shareholders the opportunity to endorse or not endorse the named executive officer compensation as described and explained in the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures in this Proxy Statement. We encourage you to carefully review that information.

We believe that the compensation of our named executive officers for fiscal year 2019 was aligned with the Company’s performance during 2019 and its go-forward strategy. As is described in the Compensation Discussion and Analysis:

•	We Made Significant Advances in our Clinical Development Pipeline. During fiscal year 2019, we made significant progress in advancing clinical development of two potential therapies:
○	PRX004 is our investigational monoclonal antibody for the potential treatment of ATTR amyloidosis. In 2019, we reported interim data from five of six dose-level cohorts in the ongoing Phase 1 clinical study of PRX004 in patients with hereditary ATTR amyloidosis. The interim analysis showed that PRX004 was generally safe and well-tolerated and demonstrated target engagement consistent with the proposed mechanism of action, as measured by our proprietary misTTR biomarker assay.
○	Prasinezumab (PRX002/RG7935) is our investigational monoclonal antibody for the potential treatment of Parkinson’s disease and other related synucleinopathies. In 2019, Roche, with whom we have a worldwide collaboration for prasinezumab, completed dosing of the final patient in part 1 of the two-part Phase 2 PASADENA clinical study of prasinezumab in patients with early Parkinson’s disease.
•	We Advanced our Discovery and Preclinical Pipeline. During fiscal year 2019, we advanced several early-stage programs for neurological diseases that lack effective therapies. We initiated cell line development of a lead candidate for an internally-discovered antibody that targets a novel epitope on tau, a protein implicated in Alzheimer’s disease (AD), progressive supranuclear palsy (PSP), frontotemporal dementia (FTD) and chronic traumatic encephalopathy (CTE); that program is part of our global research and development collaboration with Bristol-Myers Squibb (which acquired Celgene in 2019). We also initiated cell line development on our proprietary program targeting Amyloid beta (Aβ), a protein implicated in AD. Additionally, we advanced our discovery work on TDP-43, a protein implicated in FTD and amyotrophic lateral sclerosis (ALS), and a third undisclosed program that are both part of our collaboration with Bristol-Myers Squibb.

•	We Carefully Managed our Cash. During fiscal year 2019, we judiciously managed our capital. Our 2019 net cash “burn” from operating and investing activities was $53.5 million, well below the low end of our initial guidance of $64-72 million as well as our subsequently updated guidance of $57-$65 million, while still progressing our multiple development programs as described above. We finished 2019 with $378 million in cash, cash equivalents and restricted cash, well above our initial guidance of $364 million as well as our subsequently updated guidance of $371 million and providing a solid financial foundation for continuing to advance the Company’s multiple clinical development and discovery programs.

In addition to these accomplishments, we announced in 2019 the results of the Phase 3 VITAL study of NEOD001 (birtamimab), our investigational monoclonal antibody for the potential treatment of AL amyloidosis. In April 2018, we announced the discontinuation of the NEOD001 program based on results from the Phase 2b PRONTO clinical study and a futility analysis of the Phase 3 VITAL clinical study of NEOD001. We subsequently reported, in April 2019, final results from that Phase 3 study in newly diagnosed, treatment naïve patients with AL Amyloidosis and cardiac dysfunction. While the final hazard ratio for the composite primary endpoint was consistent with the futility analysis reported in April 2018, post hoc analyses of all-cause mortality revealed a potential survival benefit favoring NEOD001 in the category of patients at highest risk for early mortality (Mayo Stage IV).

22	2020 PROXY STATEMENT

PROPOSAL NO. 3 − “SAY-ON-PAY”

Board Recommendation

Our Board believes that the information provided above and in the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures in this Proxy Statement demonstrate that our executive compensation programs were designed appropriately and are working to ensure that our management’s interests are aligned with our shareholders’ interests and support long-term value creation, and that those interests were well-served in fiscal year 2019. Accordingly, we are asking shareholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Prothena Corporation plc (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures set forth in this Proxy Statement.

The vote on this Proposal No. 3 is advisory, and therefore not binding on the Company, our Board or its Compensation Committee. Although non-binding, our Board and its Compensation Committee will review and consider the voting on this Proposal No. 3 when making future decisions regarding compensation of our named executive officers. Unless our Board modifies its determination on the frequency of future “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will be held at the next annual general meeting of our shareholders, to be held in 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

2020 PROXY STATEMENT	23

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT TO THE PROTHENA CORPORATION PLC 2018 LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN BY 1,500,000 ORDINARY SHARES

Summary

On February 25, 2020, our Board adopted, subject to shareholder approval, an amendment (the “Amendment”) to the Prothena Corporation plc 2018 Long Term Incentive Plan (the “2018 LTIP” and, as amended by the Amendment, the “Amended 2018 LTIP”). The effectiveness of the Amendment is subject to approval by our shareholders.

The 2018 LTIP was adopted by our Board on February 21, 2018 and approved by our shareholders on May 15, 2018. The 2018 LTIP superseded and replaced in its entirety our Amended and Restated 2012 Long Term Incentive Plan (the “2012 LTIP”). The number of our ordinary shares available for issuance under the 2018 LTIP is equal to the sum of (a) 1,800,000 shares, (b) 1,177,933 shares, which is the number of shares that were available for issuance under the 2012 LTIP as of May 15, 2018, the effective date of the 2018 LTIP, and (c) any shares subject to issued and outstanding awards under the 2012 LTIP that expired, were cancelled or otherwise terminated, or that in the future expire, are cancelled or otherwise terminate, following the effective date of the 2018 LTIP.

We are proposing the Amendment solely to increase the number of ordinary shares available for issuance under the

2018 LTIP by 1,500,000 ordinary shares, which we believe is necessary to help ensure that the Company has a sufficient reserve of ordinary shares available to attract and retain the services of key individuals essential to the Company’s long-term growth and success.

Employees and consultants of the Company and its subsidiaries and affiliates, as well as members of our Board, are eligible to receive awards under the 2018 LTIP. The 2018 LTIP provides for the grant of options, including incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance bonus awards, performance share units awards, other share or cash-based awards and dividend equivalents to eligible individuals.

If shareholders do not approve this Proposal No. 4, the Amended 2018 LTIP will not become effective, and the current 2018 LTIP, without the share increase proposed in the Amendment, will continue in full force and effect subject to the limitations set forth therein.

Key Features of the 2018 LTIP

The 2018 LTIP reflects a broad range of compensation and governance best practices, including the following:

•	Automatic acceleration of awards only if not assumed or substituted. The 2018 LTIP provides that awards will automatically accelerate upon a change in control only if not assumed or substituted, and further that any such performance-based awards will vest based on the higher of (a) actual performance as of the change in control, or (b) target performance, prorated based on a shortened performance period as of the change in control.
•	Prohibition of liberal share recycling on all awards. The 2018 LTIP prohibits any shares withheld for taxes on all awards from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal share recycling with respect to options and SARs.
24	2020 PROXY STATEMENT

PROPOSAL NO. 4 − APPROVAL OF AN AMENDMENT

•	Minimum vesting requirements. Subject to limited exceptions, no awards granted under the 2018 LTIP may vest until the first anniversary of the date of grant, and awards other than options and SARs made to our employees or consultants must become vested over a period of not less than three years.
•	Payment of dividends only if underlying awards vest. Dividends and dividend equivalents may only be paid to the extent the underlying award vests.
•	No repricing of awards without shareholder approval. Awards may not be repriced, replaced, exchanged or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.
•	No transferability. Equity awards may only be transferred under limited circumstances and in any event without consideration.
•	Fungible share counting; limit on full value awards. Shares issued as full-value awards (awards other than options, SARs or any other award for which the holder pays the intrinsic value existing as of the date of grant) will have the effect of reducing the aggregate number of shares available for issuance on a 1.5-to-1 basis. Accordingly, if shareholders approve the Amendment adding 1,500,000 ordinary shares available for issuance under the 2018 LTIP, the maximum number of those shares that may be issued as full-value awards under the Amended 2018 LTIP will be 1,000,000.
•	No evergreen feature/shareholder approval required for share reserve increases. The 2018 LTIP does not provide for an annual increase in the share reserve, and the 2018 LTIP may not be amended to increase the share reserve without shareholder approval.

Outstanding Awards Under our Equity Incentive Plans

As of March 9, 2020, 8,172,412 of our ordinary shares were subject to outstanding option awards under the 2018 LTIP and the 2012 LTIP, with a weighted average exercise price of $21.71 and a weighted average remaining term of 7.53 years, no ordinary shares were subject to any other types of outstanding awards and 41,972 ordinary shares remained available for future grant under the 2018 LTIP.

As of March 9, 2020, 240,000 of our ordinary shares were subject to a single outstanding new-hire option award under our 2020 Employment Inducement Incentive Plan to our new

Chief Business Officer in order to induce him to join the Company. That stock option was granted on March 2, 2020, with an exercise price of $11.12 and a term of 10 years. No ordinary shares were subject to any other types of outstanding awards and no ordinary shares remained available for future grant under our 2020 Employment Inducement Incentive Plan.

The closing price of our ordinary shares on March 9, 2020 was $9.29 per share.

Why You Should Vote FOR the Amendment to the 2018 LTIP

In its determination to approve the Amendment, our Board considered an analysis prepared by Radford (an Aon Company), the compensation consultant for the Compensation Committee of our Board, which included an analysis of our historical share usage, certain burn rate metrics and the costs of the 2018 LTIP. Specifically, our Board considered the following:

•	We need the additional 1,500,000 shares requested in the Amendment to retain and hire the necessary talent to execute on our research and development objectives and long-term strategy. We expect that share authorization to provide us with enough shares for awards for at least one year (until the annual meeting of our shareholders in 2021).
•	In determining the reasonableness of the Amendment, our Board considered our historic equity “burn rate.” In 2019, 2018 and 2017, we granted stock options representing a total of 1,315,975 shares, 4,140,800 shares and 1,566,800 shares, respectively, under the 2018 LTIP and the 2012 LTIP. This level of option awards represents a three-year average burn rate of approximately 6% of weighted average ordinary shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year (without adjusting for forfeitures) by the weighted average ordinary shares outstanding during the fiscal year.

We note that the significant reorganization we completed in 2018 resulted in significant option cancellations, which reduced our 2018 net burn rate. Moreover, excluding the one-time retention options granted in June 2018 – explained below and in our Compensation Discussion and Analysis – our three-year average burn rate was approximately 4%. We currently expect our go-forward burn rate to be consistent with this normalized average burn rate of 4%, which is below the 50th percentile of the Compensation Committee’s peer group data.

•	Our Compensation Committee considers stock options to be a particularly effective incentive and retention tool because they motivate our employees to increase shareholder
2020 PROXY STATEMENT	25

PROPOSAL NO. 4 − APPROVAL OF AN AMENDMENT

value and remain with the Company. Options link compensation directly to increases in the price of our ordinary shares, which directly reflects increased shareholder value; and our options have generally required continued employment for four years in order to fully vest. All of the companies in the peer group used by the Compensation Committee used stock options for at least a portion of equity compensation.

•	Our use of stock options is broad-based across our organization. All of our employees participate in the 2018 LTIP and we currently expect to continue this approach.

In light of the factors described above, and that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the highly competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Amended 2018 LTIP is reasonable and appropriate at this time.

A summary of the principal provisions of the Amended 2018 LTIP is set forth below. This summary is qualified by reference to the Amendment, which is attached as Appendix A to this Proxy Statement, and the 2018 LTIP, which is available as Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2018.

Administration

The Amended 2018 LTIP may be administered by our Board, its Compensation Committee or such other committee of the Board (the “Committee”) as is designated by the Board. To the extent required to comply with Rule 16b-3 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is intended that each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3. The Committee or our Board may delegate its powers under the Amended 2018 LTIP to one or more members of the Board or one or more directors, officers or managers of the Company or any subsidiary, provided that no officer may be delegated the authority to grant awards to or amend awards held by senior executives of the Company who are subject to Section 16 of the Exchange Act or any officer or director to whom authority to grant or amend awards has been delegated. The Board, the Committee or a delegate thereof, as applicable, are referred to herein as the “plan administrator.”

The plan administrator has the authority to administer the Amended 2018 LTIP, including the power to determine eligibility, the types and sizes of awards, the price and vesting schedule of awards, the methods for settling awards, the method of payment for any exercise or purchase price, any rules and regulations the plan administrator deems necessary to administer the Amended 2018 LTIP, and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the Amended 2018 LTIP include all members of our Board, which as of March 9, 2020 was comprised of eight non-employee directors, and as of the same date approximately 50 employees (including nine executive officers) and approximately 25 consultants of the Company and its subsidiaries, in each case, as determined by the plan administrator.

Limitation on Awards and Shares Available

If our shareholders approve the Amendment, the number of ordinary shares authorized for issuance under the Amended 2018 LTIP will be equal to the sum of (a) 3,300,000 shares, (b) 1,177,933 shares, which is the number of shares that were available for issuance under the 2012 LTIP as of May 15, 2018, the effective date of the 2018 LTIP, (c) 1,974,072 shares, which is the number of shares that were subject to issued and outstanding awards under the 2012 LTIP that as of March 9, 2020 had expired, been cancelled or otherwise terminated following May 15, 2018 (the effective date of the 2018 LTIP), and (d) any shares subject to issued and outstanding awards under the 2012 LTIP that expire, are cancelled or otherwise terminate subsequent to March 9, 2020; provided, that no more than 2,500,000 shares may be issued pursuant to the exercise of ISOs. In addition, the aggregate number of shares available for issuance under the Amended 2018 LTIP will be reduced by 1.5 shares (the “Fungible Share Counting Ratio”) for each share delivered in settlement of any awards other than an option, SAR or any other award for which the holder pays the intrinsic value existing as of the date of grant (each, a “Full Value Award”). The ordinary shares distributed pursuant to an award under the Amended 2018 LTIP may be (a) authorized but unissued shares, (b) shares purchased by the Company on the open market, or (c) treasury shares.

If any shares subject to an award under the Amended 2018 LTIP or any award under the 2012 LTIP are forfeited, expire or are settled for cash, any shares deemed subject to such award (taking into account the Fungible Share Counting

26	2020 PROXY STATEMENT

PROPOSAL NO. 4 − APPROVAL OF AN AMENDMENT

Ratio with respect to Full Value Awards granted under the Amended 2018 LTIP) may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2018 LTIP. However, the following shares may not be used again for grant under the Amended 2018 LTIP: (1) shares tendered or withheld to satisfy the exercise price of an option; (2) shares tendered or withheld to satisfy the tax withholding obligations with respect to an award; (3) shares subject to an SAR that are not issued in connection with the share settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Awards granted under the Amended 2018 LTIP in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Amended 2018 LTIP.

Under the Amended 2018 LTIP, awards granted to employees or consultants of the Company, other than options and SARs, must vest over a period of not less than three years measured from the date of grant or, in the case of performance-vesting awards, a period of not less than one year measured from the beginning of the applicable performance period, provided that the award agreement may provide that such vesting restrictions may lapse or be waived upon a participant’s termination of service. The Company has committed to applying this minimum vesting requirement to members of our Board if they are to receive such awards.

In addition, all awards (or any portion thereof) granted under the Amended 2018 LTIP must vest no earlier than one year measured from the date of grant and no award agreement shall reduce or eliminate such minimum vesting requirement, provided that an award may provide that such minimum vesting restrictions may lapse or be waived upon a participant’s termination of service. In addition, up to an aggregate of five percent of the number of shares available for issuance under the Amended 2018 LTIP as of its effective date may be granted without regard to the foregoing minimum vesting requirement. For the purposes of awards to non-employee directors, a vesting period shall be deemed to be one year if it runs from the date of one annual meeting of our shareholders to the next annual meeting of our shareholders.

Awards

The Amended 2018 LTIP provides for the grant of ISOs, NQSOs, SARs, restricted shares, RSUs, performance bonus awards, performance share units awards, other share or cash-based awards and dividend equivalents. All awards under the Amended 2018 LTIP are set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. No fractional shares may be issued or delivered pursuant to the Amended 2018 LTIP or any award thereunder.

Options. Options provide for the purchase of ordinary shares in the future at an exercise price set on the grant date. ISOs, by contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) are satisfied. The exercise price of an option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to options and may include continued service, performance and/or other conditions.

Share Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of an SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs will be settled in cash or ordinary shares, or in a combination of both, as determined by the plan administrator.

Restricted Shares. A restricted share award is an award of nontransferable ordinary shares that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted shares may not be sold or otherwise transferred until restrictions are removed or expire. Participants holding restricted shares will have voting rights and will have the right to receive dividends; however, dividends may not be paid until the applicable restricted shares vests.

2020 PROXY STATEMENT	27

PROPOSAL NO. 4 − APPROVAL OF AN AMENDMENT

Restricted Share Units. RSUs are contractual promises to deliver ordinary shares (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable ordinary share (or the fair market value of one such share in cash) for each vested and non-forfeited RSU.

Performance Share Units and Performance Bonus Awards. Performance share unit awards are denominated in shares or unit equivalents, and performance bonus awards are denominated in cash. Each may be linked to one or more performance or other criteria as determined by the plan administrator.

Other Share or Cash Based Awards. Other share or cash based awards are awards of cash, fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, our ordinary shares. Other share or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments or as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other share or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on our ordinary shares and may be granted alone or in tandem with awards other than options or SARs. Dividend equivalents may accrue on awards, but are not be payable unless and until the applicable award vests.

Amendment and Termination

Our Board may amend or terminate the Amended 2018 LTIP at any time; however, except in connection with certain changes in our capital structure, shareholder approval will be required for any amendment that increases the aggregate number of shares available under the Amended 2018 LTIP, “reprices” any option or SAR, or cancels any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Amended 2018 LTIP may, without the consent of the affected participant, materially and adversely affect the participant’s rights. No award may be granted pursuant to the Amended 2018 LTIP after the tenth anniversary of the date the 2018 LTIP was adopted by our Board (which was February 21, 2018).

Corporate Transactions

The plan administrator has broad discretion to take action under the Amended 2018 LTIP, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our ordinary shares, such as share dividends, share splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2018 LTIP and outstanding awards.

If a “Change in Control” of the Company occurs (as defined in the Amended 2018 LTIP), all outstanding options and SARs that are not exercised shall be assumed or substituted by the surviving corporation and other outstanding awards shall be converted into similar awards of the surviving corporation. If the surviving corporation refuses to assume or substitute for an award, the award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions on the award shall lapse, provided that any awards subject to performance-based vesting will vest based on the greater of (a) actual performance as of the Change in Control, or (b) target performance, prorated based on a shortened performance period ending as of the Change in Control.

U.S. Federal Income Tax Consequences

With respect to NQSOs, the Company is generally entitled to deduct and the optionee recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of

28	2020 PROXY STATEMENT

PROPOSAL NO. 4 − APPROVAL OF AN AMENDMENT

exercise. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction.

With respect to ISOs, if applicable holding period requirements are met (i.e., the shares acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the ISO. However, the excess of the fair market value of the ordinary shares received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements described above are not met, the ISO will be treated as one which does not meet the requirements of the Code for ISOs and the tax consequences described for NQSOs will apply, although the amount of income recognized by the participant will be the lesser of (a) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (b) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the Amended 2018 LTIP generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted shares subject to a substantial risk of forfeiture and RSUs will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted shares, the recipient elects to accelerate recognition as of the date of grant); share-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

New Plan Benefits

Other than with respect to annual grants of options to our non-employee directors that will be made immediately following the date of the Annual Meeting, all future awards under the Amended 2018 LTIP (assuming the Amendment is approved by our shareholders) are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the benefits that will be received in the future by other participants in the Amended 2018 LTIP (although the Grants of Plan-Based Awards — Fiscal Year 2019 table in this Proxy Statement describes all equity awards granted to our named executive officers during our fiscal year ended December 31, 2019 under the 2018 LTIP). Therefore, the table below provides information only for our non-employee directors.

Name and Position	Dollar Value ($)	Number of Shares Underlying Option Grants (#)
Gene G. Kinney, Ph.D., President and Chief Executive Officer, Director	—	—
Tran B. Nguyen, Chief Operating Officer and Chief Financial Officer	—	—
Michael J. Malecek, Chief Legal Officer and Company Secretary	—	—
Carol D. Karp, Chief Regulatory Officer	—	—
Radhika Tripuraneni, M.D., M.P.H., Chief Development Officer	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)	—	122,500
All employees, including all current officers who are not executive officers, as a group	—	—
(1)	Our non-employee director compensation policy provides that, unless otherwise determined by our Board, each non-employee director will receive an annual grant of a NQSO for 17,500 shares, which will be granted on the first business day after the Annual Meeting and vest on the earlier of the first anniversary of the grant date or the day prior to the next annual general meeting of our shareholders, subject to continuous service as a director until such vesting date, except in the event of certain terminations of service. We anticipate that such annual grants will continue to be made after each annual general meeting of our shareholders, except in the case of Mr. Nodelman, who has declined to receive such annual grants.
2020 PROXY STATEMENT	29

PROPOSAL NO. 4 − APPROVAL OF AN AMENDMENT

Equity Award Grants Under the 2018 LTIP Since Inception

The following table provides summary information concerning the number of shares of our ordinary shares subject to awards granted under the 2018 LTIP to our named executive officers, directors and employees since the 2018 LTIP’s effective date through March 9, 2020.

Name and Position	Number of Shares Underlying Option Grants (#)	Weighted Average Exercise Price of Options ($)
Gene G. Kinney, Ph.D., President and Chief Executive Officer, Director and director nominee	1,165,000	13.98
Tran B. Nguyen, Chief Operating Officer and Chief Financial Officer	450,000	14.05
Michael J. Malecek, Chief Legal Officer and Company Secretary	320,000	10.68
Carol D. Karp, Chief Regulatory Officer	270,000	14.01
Radhika Tripuraneni, M.D., M.P.H., Chief Development Officer	235,000	13.35
All current executive officers as a group	2,895,000	13.59
All current directors who are not executive officers as a group	212,000	11.81
Paula K. Cobb, Director and director nominee	35,000	10.02
Lars G. Ekman, M.D., Ph.D., Director and director nominee	29,500	12.16
Oleg Nodelman, Director and director nominee	—	—
Dennis J. Selkoe, M.D., Director and director nominee	29,500	12.16
Each associate of any such executive officer, director or director nominee	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees, including all current officers who are not executive officers, as a group	2,341,125	13.94

Vote Required; Recommendation of the Board

The affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes will not have any effect on the outcome of voting on any of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2018 LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN BY 1,500,000 ORDINARY SHARES.

30	2020 PROXY STATEMENT

PROPOSAL NO. 5
APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

General

On February 25, 2020, our Board approved, subject to approval by our shareholders, a stock option exchange program (the “Option Exchange”). If approved by our shareholders and implemented by our Board, the Option Exchange will give our employees, including our named executive officers, and non-employee directors of the Company, who are employed by or providing services to the Company through the completion of the Option Exchange, collectively referred to as eligible participants, the opportunity to exchange eligible stock options for new replacement stock options with an exercise price equal to the fair market value of our ordinary shares at the time the new replacement stock options are granted. We have not commenced the Option Exchange and we will not do so unless our shareholders approve this proposal.

An eligible stock option will include any stock option granted prior to April 23, 2018, held by an eligible participant that has an exercise price equal to or greater than the higher of (i) the highest trading price of our ordinary shares on the Nasdaq Global Select Market over the 52 weeks preceding the commencement date of the Option Exchange (the “52-Week High Minimum Exercise Price”) and (ii) 1.2 times the price per share of our ordinary shares on the Nasdaq Global Select Market on the commencement date of the Option Exchange (the “120% Minimum Exercise Price”). Stock options granted on or after April 23, 2018, will not be eligible. This means that no option granted following the announcement on April 23, 2018, of the discontinuation of our NEOD001 development program will be eligible for exchange under the Option Exchange. Thus, no option granted within 24 months prior to commencement of the Option Exchange will be eligible for exchange under the Option Exchange. If this proposal is approved by our shareholders, the Board will have the authority to designate, in its discretion, a more limited group of such stock options as eligible stock options under the Option Exchange, provided that the foregoing limitations will in all events be satisfied.

As described more fully below, the Option Exchange is not a one-for-one exchange. Exchange ratios will be utilized on a grant-by-grant basis and are designed to result in grants of new replacement stock options with a fair value that will be approximately equal to the fair value of the eligible stock options that are surrendered in the Option Exchange.

Our Board and its Compensation Committee (the “Committee”) believe that the Option Exchange is in the best interests of our shareholders and the Company because the grant of stock options is a key component of the compensation and the overall value proposition we offer to our employees and non-employee directors, and the Board and Committee believe that it is important to compensate these individuals for their service in a manner that is fair and consistent with market practice. In particular, the Board and Committee believe that new replacement stock options granted under the Option Exchange will provide greater incentive and motivation to employees than the eligible stock options they currently hold and would surrender, which have a higher exercise price than the market value of our ordinary shares (i.e., are “underwater”). Receipt of new replacement options at a lower exercise price will increase the retention of our talented employees, reduce the costs and disruptions associated with employee resignations and better ensure our performance as a company. As an alternative to increasing cash compensation, the Option Exchange will allow us to devote more of our cash resources toward our goal of advancing our research and development programs and moving our product candidates into and through the market.

Rationale for the Option Exchange

A number of experienced and talented personnel whom we hope to retain are holding options that are significantly underwater. The Board and Committee evaluated several alternatives to the Option Exchange for retaining and aligning the incentives of employees with our shareholders, including making additional stock option grants over and above our normal annual grants, exchanging underwater options for full value shares or restricted stock units, or exchanging underwater options for cash. While equity awards and cash compensation are part of our overall compensation packages, we do not believe that relying exclusively on such approaches is an ideal use of our resources. For example, granting additional stock options beyond what we grant annually as part of our normal compensation program would cause dilution to our current shareholders, and increasing cash compensation would reduce the cash resources we can devote to our research and development programs. Accordingly, the Board and Committee determined that the Option Exchange was the most appropriate alternative for the reasons further explained below.

2020 PROXY STATEMENT	31

PROPOSAL NO. 5 − APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

Performance Incentives

We face significant competition for experienced and talented personnel in our industry, and stock options are an important part of our incentive compensation. While we have made significant progress in advancing our product candidates and remain optimistic regarding our growth potential, a large percentage of outstanding options remain underwater. On March 9, 2020, the closing price of our ordinary shares on The Nasdaq Global Select Market was $9.29 per share, resulting in approximately 91.7% of our outstanding stock options held by employees and non-employee directors being underwater. Those stock options cannot be sold. They can be voluntarily exercised (when there is a positive spread between the exercise price and the market price of our ordinary shares), cancelled upon termination, or they will expire at the end of their terms if unexercised. Underwater stock options are not effective as performance incentives because they provide less or no perceived value to option holders. In addition, because many of those options are significantly underwater, the likelihood that there will be a positive spread between their exercise prices and the near-term price of our ordinary shares is or may be perceived as too low to provide meaningful incentive to option holders.

Retention of Employees and Restoration of Compensatory Value

We designed the Option Exchange to restore equity value, increase retention and motivation in a competitive labor market, provide non-cash compensation incentives, and better align our employee and shareholder interests for long-term shareholder return.

Underwater stock option awards are of limited benefit in motivating and retaining our employees. Through the Option Exchange, we believe that we will be able to enhance long-term shareholder value by increasing our ability to retain experienced and talented employees and by better aligning the interests of these individuals with the interests of our shareholders. As noted above, as of March 9, 2020, approximately 91.7% of the stock options held by our employees and non-employee directors were underwater and, for a large number of such option holders, significantly so. As a result, we may face a considerable challenge in retaining our employees and there is a possibility that our competitors may be able to offer equity incentives that are more attractive. The Option Exchange is designed to address these concerns as well as improve morale among our employees generally and align with a culture where equity compensation is a key component of our overall compensation package. Furthermore, as described in more detail below, the new replacement stock options will have a new one-year vesting cliff which our Board believes will also encourage retention.

As in the case of our named executive officers and other key employees, stock options are also a key component of the compensation that we provide to our non-employee directors, consistent with market practice. The Option Exchange will allow our non-employee directors to be fairly compensated for their service on our Board, and we have designed the Option Exchange to equitably provide for participation by our non-employee directors on the same basis as all of our employees.

Impact on Compensation Expense

We do not expect the incremental compensation expense, if any, in connection with the grant of the new replacement stock options to be material to our financial results. Exchange ratios will be utilized on a grant-by-grant basis and are designed to result in grants of new replacement stock options with a fair value that will be approximately equal to the fair value of the eligible stock options that are surrendered in the Option Exchange. Replacing current stock options that have little or no retention or incentive value with new replacement stock options that will provide both retention and incentive value while not creating significant additional compensation expense will make efficient use of our resources.

The value of the stock options eligible for exchange will be based on the then fair market value of our ordinary shares on the applicable grant date. Under applicable accounting rules, we expect to recognize a total of approximately $67.1 million in non-cash compensation expense related to eligible underwater stock options, approximately $52.3 million of which has already been expensed as of December 31, 2019 and approximately $14.8 million of which we will continue to be obligated to expense, even if these stock options are never exercised because they remain underwater, except to the extent any such options are cancelled due to termination of service of any eligible participant prior to vesting.

Potential Impact on Outstanding Options and Overhang

Under the Option Exchange, eligible participants will receive new replacement stock options covering a smaller number of shares than are covered by the eligible surrendered stock options based on exchange ratios designed to result in grants of new replacement stock options with a fair value that will be approximately equal to the fair value of the surrendered stock options. Therefore, if shareholders approve this proposal and we implement and eligible participants participate in the Option Exchange, we would reduce the number of outstanding stock options, and the surrendered stock options would be cancelled and returned to the pool of shares reserved for future grant under our 2018 Long Term Incentive Plan (the

32	2020 PROXY STATEMENT

PROPOSAL NO. 5 − APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

“2018 LTIP”). We estimate that the Option Exchange could result in reducing the number of outstanding options, and therefore increasing the pool of shares reserved for future grant, by as much as 1,090,609 shares. The increase to the existing share pool under our 2018 LTIP would extend the period before we will again need to ask shareholders to authorize an increase in the number of shares available for grant under our 2018 LTIP, or reduce the number of shares we need to request shareholders to so authorize.

As of March 9, 2020, we had an aggregate of 8,454,384 shares subject to outstanding options under our equity plans or available for issuance under our 2018 LTIP, which we collectively refer to as our “overhang,” constituting approximately 21.2% of our outstanding ordinary shares. Exchange eligible stock options are significantly underwater and are not serving their intended purpose of motivating and retaining eligible participants but would remain outstanding and contribute to overhang until such time as they expire or are otherwise cancelled (for example, upon termination of an eligible participant’s service with the Company). However, if we implement the Exchange Program and eligible participants participate, the new replacement options will better serve the purpose of motivating and retaining employees and also be more likely to be exercised which would reduce our overhang.

Structure of the Option Exchange

Implementation of the Option Exchange

We have not commenced the Option Exchange and we will not do so unless our shareholders approve this proposal. If our shareholders approve this proposal, and the Board determines to proceed to implement the Option Exchange, we expect the Option Exchange to commence within fiscal year 2020. If the Option Exchange does not commence within this time frame, we would not conduct an option exchange program without again seeking shareholder approval. Even if this proposal is approved by shareholders, our Board reserves the right in its discretion to determine to not initiate, to amend or to cancel the Option Exchange, but the Option Exchange will not be materially amended in a manner that is more beneficial to eligible participants than is described in this proposal without first seeking additional shareholder approval.

Prior to the start of the Option Exchange, current employees and non-employee directors holding eligible stock options will receive a written exchange offer that will set forth the terms of the Option Exchange. The written offer will be governed by the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”). At or before the commencement date of the Option Exchange, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. We will give eligible participants at least 20 business days to elect to participate in the Option Exchange. Eligible participants may choose which eligible stock options they wish to exchange. Set forth below is a description of the key features of the Option Exchange.

Eligible Participants

The Option Exchange will be available to current employees, including our named executive officers, and current non-employee directors as of the commencement date of the Option Exchange who hold outstanding eligible stock options. As of March 9, 2020, approximately 76.3% of our employees and non-employee directors held eligible stock options based on the 52-Week High Minimum Exercise Price and the 120% Minimum Exercise Price as of such date. Participants in the Option Exchange must continue to be employed by us or serving on our Board, as applicable, on the date the surrendered stock options are cancelled and the new replacement stock options are granted. Any participant holding eligible stock options who elects to participate in the Option Exchange but whose service with us terminates for any reason before the date the new replacement stock options are granted, including due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible stock options subject to their existing terms and would not be eligible to receive new replacement stock options in the Option Exchange.

Eligible Stock Options

An eligible stock option generally will include any stock option held by an eligible participant that has an exercise price equal to or greater than both the 52-Week High Minimum Exercise Price and the 120% Minimum Exercise Price and was granted prior to April 23, 2018, pursuant to our 2012 Long Term Incentive Plan (as amended and/or restated from time to time, the “2012 LTIP”). Our Board determined to set the grant date criteria on eligible stock options to ensure that no options granted following the discontinuation of development of our NEOD001 program would be eligible for exchange. The Board further has the authority to designate, in its discretion, a more limited group of such stock options as eligible stock options.

By way of illustration, the price of our ordinary shares as of March 9, 2020, was $9.29. Based on a 52-Week High Minimum Exercise Price of $17.63 and a 120% Minimum

2020 PROXY STATEMENT	33

PROPOSAL NO. 5 − APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

Exercise Price of $11.15, we had outstanding eligible stock options to purchase 2,480,810 ordinary shares under our equity plans at a weighted-average exercise price of $40.25 per share and with a weighted-average remaining life of 6.52 years. These eligible stock options represent approximately 6.2% of our issued and outstanding ordinary shares as of March 9, 2020. If all of these eligible stock options are exchanged and replaced by new replacement stock options in accordance with the sample exchange ratios described below, for illustration purposes only, under the heading Exchange Ratios, the number of outstanding stock options under our equity incentive plans would be reduced by approximately 1,090,609 shares, representing approximately 2.7% of our ordinary shares issued and outstanding as of March 9, 2020.

Exchange Ratios

The Option Exchange is not a one-for-one exchange. Exchange ratios will be utilized on a grant-by-grant basis and are designed to result in grants of new replacement stock options with a fair value that will be approximately equal to the fair value of eligible stock options that are surrendered in the Option Exchange. Shortly before the commencement of the Option Exchange, the exchange ratios will be determined on a grant-by-grant basis by dividing the fair value of each new replacement stock option by the fair value of the corresponding eligible stock option, with fair values calculated using the Black-Scholes option valuation model. In determining fair value, the Black-Scholes model takes into account many variables and estimates, such as our current share price, the volatility of the price of our ordinary shares, and the strike price and remaining term of the eligible stock options. Setting the exchange ratios in this manner is intended to result in the issuance of new replacement stock options that have an aggregate fair value approximately equal to the aggregate fair value of the surrendered stock options they replace.

This will minimize any additional compensation cost that we must recognize on the new replacement stock options, other than incremental compensation expense that might result from fluctuations in our share price after the exchange ratios have been set, but before the exchange occurs.

Although the exchange ratios cannot be determined now for a number of reasons, including because the trading price of our ordinary shares will change prior to commencement of the Option Exchange, we can provide an example of the exchange ratios based on data as of a recent date. The following exchange ratios are provided solely as an example of the exchange ratios that would apply with respect to certain example grants based on data and valuation inputs as of March 9, 2020, including the per share price of our ordinary shares of $9.29, and assuming the Option Exchange were to commence on July 1, 2020.

Examples of Option Exchange Ratios

Grant Date of Example Options	Exercise Price of Example Options ($/sh)	Number of Shares Underlying Example Options	Remaining Life of Example Options (Years)	Exchange Ratio (Surrendered Stock Options to New Replacement Stock Options)	Number of Shares Underlying New Replacement Stock Options
3/11/2015	27.81	264,689	4.69	1.60	165,431
2/24/2016	34.61	313,713	5.65	1.89	165,986
2/22/2017	55.00	387,900	6.65	2.11	183,839
2/21/2018	33.10	596,300	7.64	1.48	402,905

While the foregoing exchange ratios are provided solely as an example and do not cover every stock option that may be eligible for the Option Exchange, we expect to apply a substantially similar methodology to determine the exchange ratios closer to the time of commencement of the Option Exchange.

The total number of ordinary shares issuable upon exercise of a new replacement stock option will be determined by dividing the number of ordinary shares underlying the surrendered stock option by the applicable exchange ratio and rounding down to the nearest whole share. For example, using the example exchange ratios set forth above, an option to purchase 1,000 ordinary shares at an exercise price of

$33.10 granted on February 21, 2018, would be converted using an exchange ratio of 1.48, resulting in the grant of a new replacement stock option to purchase 676 ordinary shares at an exercise price equal to the fair market value of our ordinary shares on the date that new replacement stock option is granted, which will be the date that is the end of the exchange period.

All new replacement stock options granted based on the foregoing exchange ratios would have an exercise price equal to the fair market value of our ordinary shares on the date at the end of the exchange period that we grant the replacement stock options.

34	2020 PROXY STATEMENT

PROPOSAL NO. 5 − APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

Vesting Schedules for New Replacement Options

New replacement stock options will not be vested on the date of grant. The new replacement stock options will be subject to a new initial one-year vesting period from the date of grant – a “cliff” vesting date. Upon the cliff vesting date, a number of shares corresponding to the surrendered stock option shares that (1) were vested at the time of the exchange or (2) would have vested during the one-year period prior to the cliff vesting date will vest. Any remaining unvested portion of the new replacement stock option will vest on the same monthly schedule that previously applied to the applicable surrendered stock option. These new vesting schedules support the nature of stock options as an incentive vehicle, recognize the prior services and contributions of current employees, and provide us with valuable additional retention during an important time for the Company.

Term for New Replacement Options

The new replacement stock options will have the same expiration date as the surrendered stock options for which they are exchanged.

Option Exchange Process

Additional information regarding how we expect to conduct the Option Exchange, provided it is approved by shareholders, is set forth below. While the terms of the Option Exchange are expected to conform to the material terms described in this Proposal No. 5, we may find it necessary or appropriate to change the terms of the Option Exchange to take into account our administrative needs, accounting rules or company policy decisions or to comply with any comments we receive from the SEC. Our Board may decide not to implement the Option Exchange even if we obtain shareholder approval, or it may delay, amend or terminate the Option Exchange once it is in progress. The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.

Upon commencement of the Option Exchange, those eligible participants holding eligible stock options will receive a written offer setting forth the terms of the Option Exchange and may voluntarily elect to participate. All employees, including our named executive officers, who are employed by us on the commencement date of the Option Exchange, are still employed by us on the grant date of the new replacement stock options (which will be the date that is the end of the exchange period), and hold eligible stock options may participate in the Option Exchange. All non-employee directors who are serving on our Board on the commencement date of the Option Exchange, are still serving on our Board on the grant date of the new replacement stock options and hold eligible stock options may participate in the Option Exchange. We will give eligible participants at least 20 business days to elect to surrender eligible stock options in exchange for a smaller number of new replacement stock options. Upon completion of the Option Exchange, surrendered stock options will be cancelled and new replacement stock options will be granted. The ordinary shares underlying the cancelled options will then be available for future grant under the 2018 LTIP.

The 2018 LTIP and the award agreement evidencing the new replacement stock options will govern all terms and conditions of new replacement stock options not specifically addressed by the Option Exchange described in this Proxy Statement.

Eligible participants will receive a tender offer document and will be able to voluntarily elect to participate in the Option Exchange. If you are both a shareholder and an eligible participant holding stock options that may be eligible for the Option Exchange, please note that voting to approve the Option Exchange pursuant to this Proposal No. 5 does not constitute an election to participate in the Option Exchange. The written exchange offer documents described above will be provided if and when the Option Exchange is commenced, and you can only elect to participate after that time.

Impact of Option Exchange on Number of Options Issued and Effect on Shareholders

Because the decision whether to participate in the Option Exchange is completely voluntary, we are not able to predict how many eligible participants will elect to participate, how many eligible stock options will be surrendered for exchange, or the number of new replacement stock options that may be granted in exchange for surrendered stock options under the Option Exchange.

However, while we cannot predict how many employees and non-employee directors will elect to participate in the Option Exchange, based on data as of March 9, 2020, assuming that 100% of eligible participants participate in the Option Exchange, eligible stock options to purchase approximately 2,480,810 ordinary shares may be surrendered and cancelled in the Option Exchange, which would result in the Company issuing new replacement stock options for approximately 1,390,201 ordinary shares and would result in a net reduction

2020 PROXY STATEMENT	35

PROPOSAL NO. 5 − APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

in our outstanding stock options of approximately 1,090,609 ordinary shares, which shares would be available to be used for future equity incentive awards.

Accounting Impact

The incremental compensation expense associated with the Option Exchange will be measured as the excess, if any, of the fair value of new replacement stock options granted to eligible participants in the Option Exchange, measured as of the date the new replacement stock options are granted, over the fair value of the stock options surrendered in exchange for the new replacement stock options, measured immediately prior to the cancellation of the surrendered stock options. We do not expect the incremental compensation expense, if any, to be material to our financial results. We will recognize any such incremental compensation expense ratably over the vesting period of the new replacement stock options.

Material U.S. Federal Income Tax Consequences of the Option Exchange

The exchange of stock options pursuant to the Option Exchange should be treated as a non-taxable exchange because the new replacement stock options will have an exercise price equal to or greater than the fair market value of our ordinary shares on the date those replacement stock options are granted. Neither the Company nor the participants in the Option Exchange should recognize any income for U.S. federal income tax purposes upon the grant of the new replacement stock options. New replacement stock options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes, just as the surrendered stock options were non-qualified stock options. Tax effects may vary in other countries. A more detailed summary of tax considerations will be provided to all participants in the Option Exchange documents.

Financial Statements

Our financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act are incorporated by reference from our Annual Report on

Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 3, 2020.

Interest of Certain Persons

In considering the recommendation of our Board that our shareholders approve the Option Exchange, shareholders should be aware that our executive officers and non-employee directors have direct interests in the adoption of this proposal, which may present them with conflicts of interest in connection with the recommendation and approval of this proposal. As discussed above, current employees (including our named executive officers) and non-employee directors will be eligible to participate in the Option Exchange to the extent they hold eligible stock options and remain employed by or are providing services to the Company through the completion of the Option Exchange. Therefore, in recommending adoption of this proposal to our shareholders, our Board recognizes, and our shareholders should be aware, that approval of this proposal may benefit certain of our executive officers and non-employee directors.

Vote Required; Recommendation of the Board

The affirmative vote of a simple majority of the votes cast in person or by proxy at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes will not have any effect on the outcome of voting on any of this proposal.

If you are both a shareholder and an eligible participant in the Option Exchange, please note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM.
36	2020 PROXY STATEMENT

PROPOSAL NO. 6
APPROVAL OF A REDUCTION OF THE COMPANY’S CAPITAL TO CREATE DISTRIBUTABLE RESERVES

Background

Under Irish law, we may repurchase or redeem our shares, pay dividends or make other distributions to our shareholders only out of our “distributable reserves,” which generally means accumulated realized profits less accumulated realized losses but also includes reserves created by way of a capital reduction. Because we do not currently have distributable reserves, we propose to create distributable reserves by reducing our capital by $50,000,000 ($50 million), or such lesser amount as our Board may determine or the Irish High Court may confirm. Reducing our capital is necessary to create distributable reserves, and such a capital reduction requires our shareholders’ approval.

Why We are Proposing to Create Distributable Reserves

We are seeking to create distributable reserves, by way of the proposed reduction of our capital by up to $50,000,000, in order to give our Board greater flexibility with respect to allocating our capital, such as by allowing it to authorize repurchases or redemptions of our shares, payment of dividends to our shareholders or other distributions to our shareholders. Our Board is currently considering implementing a share redemption program, including the possible repurchase of shares in the open market over a period of years, which program would not exceed $50,000,000.

Our Board has not made any decision to authorize any share repurchase, share redemption, dividend or other distribution to our shareholders. Any such future share repurchase, share redemption, dividend or other distribution will depend on prevailing market and economic conditions; our financial position, results of operations and prospects; our available cash, cash flow and liquidity requirements; our ordinary share price; capital and regulatory requirements; and other factors, conditions and circumstances as may be considered by our Board. In making this proposal to reduce the Company’s capital in order to create distributable reserves, our Board is merely seeking the flexibility to be able to consider and choose from a range of alternatives for allocating the Company’s capital, pursuing strategic alternatives or undertaking other actions that the Company believes are in the best interests of our shareholders and that require distributable reserves.

In order to reduce our capital to create distributable reserves, we must seek the Irish High Court’s confirmation of the proposed capital reduction. If shareholders approve this proposal, we currently intend to seek the Irish High Court’s confirmation. We expect the Irish High Court’s confirmation process to take approximately six to eight weeks from the date of making an application, but it may take substantially longer depending on the Court’s schedule and availability. Although we are not aware of any reason why the Irish High Court would not confirm a reduction of our capital so as to enable us to create distributable reserves, there is no guarantee of such confirmation or that the Irish High Court will confirm the amount of the capital reduction we seek.

Even if shareholders approve this proposal, our Board determines to proceed with obtaining the Irish High Court’s confirmation of a reduction in our capital in order to create distributable reserves, and the Irish High Court confirms that reduction in our capital, there is no guarantee that our Board will utilize those distributable reserves by authorizing share repurchases, share redemptions, payment of dividends or any other distribution to our shareholders.

For the reasons described above, we are asking shareholders to approve the following special resolution at the Annual Meeting:

RESOLVED, as a special resolution, that:

(a)	subject to and with the consent of the Irish High Court, in accordance with the provisions of section 84 of the Irish Companies Act 2014 and/or any corresponding provision of any amended or replacement legislation thereof (together the “Act”), the company capital of Prothena Corporation plc (the “Company”) be reduced by $50,000,000 or such other lesser amount as the Company’s Board of Directors may determine (the “Authorised Amount”) or the Irish High Court may confirm and that the resulting reserve be treated as a realised profit within the meaning of section 117 of the Act; and
2020 PROXY STATEMENT	37

PROPOSAL NO. 6 − APPROVAL OF A REDUCTION OF THE COMPANY’S CAPITAL TO CREATE DISTRIBUTABLE RESERVES

(b)	the Company’s Board of Directors be and is hereby authorised on behalf of the Company to (i) proceed to seek the confirmation of the Irish High Court to a reduction of company capital of the Company by the

Authorised Amount, or (ii) determine not to proceed to seek the approval of the Irish High Court at all in pursuance of (a) above.

Vote Required; Recommendation of the Board

Under Irish law, this proposal to reduce the Company’s capital constitutes a special resolution that requires the affirmative vote of 75% of the votes cast in person or by proxy at the Annual Meeting in order to be approved. Abstentions and broker non-votes will not have any effect on the outcome of voting on any of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REDUCTION OF THE COMPANY’S CAPITAL TO CREATE DISTRIBUTABLE RESERVES.

38	2020 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our ordinary shares as of March 9, 2020 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;
•	each of our directors;
•	each of our executive officers named in the Summary Compensation Table below; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner named below is c/o Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
5% Shareholders:	Shares	Shares Acquirable Within 60 Days(2)	Total Shares Deemed Beneficially Owned	Percent of Outstanding Shares(3)
Entities Associated with EcoR1 Capital, LLC(4) 357 Tehama Street, #3 San Francisco, CA 94103, U.S.A	9,426,640	—	9,426,640	23.6%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055, U.S.A.	3,424,763	—	3,424,763	8.6%
Entities Associated with Fidelity Investments(6) 245 Summer Street Boston, MA 02210, U.S.A.	3,327,349	—	3,327,349	8.3%
OrbiMed Advisors, LLC(7) 601 Lexington Avenue, Suite 54 New York, NY 10022, U.S.A.	2,902,239	—	2,902,239	7.3%
Great Point Partners, LLC(8) 165 Mason Street, 3rd Floor Greenwich, CT 06830, U.S.A.	2,100,941	—	2,100,941	5.3%
Directors and Named Executive Officers:
Lars G. Ekman	243	149,000	149,243		*
Paula K. Cobb	—	—	—		*
Richard T. Collier	1,219	104,000	105,219		*
Shane M. Cooke	—	104,000	104,000		*
K. Anders O. Härfstrand	—	69,000	69,000		*
Christopher S. Henney	—	68,100	68,100		*
Oleg Nodelman(9)	9,426,640	—	9,426,640	23.6%
Dennis J. Selkoe(10)	4,208	57,500	61,708		*
Gene G. Kinney	2,793	908,697	911,490	2.3%
Tran B. Nguyen	3,200	559,999	563,199	1.4%
Michael J. Malecek	—	—	—		*
Carol D. Karp	—	199,166	199,166		*
Radhika Tripuraneni	—	88,956	88,956		*
All 16 directors and executive officers as a group	9,438,303	2,682,765	12,121,068	30.4%
*	Represents beneficial ownership of less than one percent of the Company’s issued and outstanding ordinary shares.
(1)	Represents ordinary shares. Beneficial ownership is determined in accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and generally includes voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in this table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.
(2)	For purposes of this table, a person is deemed to have beneficial ownership of our ordinary shares which such person has the right to acquire on or within 60 days after March 9, 2020. The shares reported in this column consist solely of shares that may be acquired by exercise of NQSOs (nonqualified stock options) granted under our 2012 Long Term Incentive Plan (as amended and restated) or our 2018 Long Term Incentive Plan.
2020 PROXY STATEMENT	39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)	The percentage of outstanding shares is based on the 39,911,413 ordinary shares issued and outstanding on March 9, 2020. However, for purposes of computing the percentage of outstanding ordinary shares beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days after March 9, 2020 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person.
(4)	As reported on Amendment No. 1 to Schedule 13D filed with the SEC on December 13, 2019 by EcoR1 Capital, LLC (“EcoR1”), EcoR1 Capital Fund Qualified, L.P. (“EcoR1 Capital”) and Oleg Nodelman, reporting beneficial ownership as of December 3, 2019. EcoR1 and Mr. Nodelman have shared voting and dispositive power over 9,426,640 ordinary shares. EcoR1 Capital has shared voting and dispositive power over 7,853,087 ordinary shares. Mr. Nodelman is the manager and control person of EcoR1 and a member of our Board. EcoR1 is an investment advisor to EcoR1 Capital. Each of EcoR1, EcoR1 Capital and Mr. Nodelman disclaim beneficial ownership of the shares reported herein.
(5)	As reported on Amendment No. 5 to Schedule 13G filed with the SEC on February 5, 2020 by BlackRock Inc., reporting beneficial ownership of December 31, 2019. BlackRock, Inc. is a parent holding company/control person that has sole voting power over 3,330,574 ordinary shares and sole dispositive power over 3,424,763 ordinary shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported herein; no one person’s interest in those shares is more than five percent of our total outstanding ordinary shares. The subsidiaries holding the shares reported herein are BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited and BlackRock Investment Management, LLC.
(6)	As reported on Amendment No. 8 to Schedule 13G filed with the SEC on February 7, 2020 by FMR LLC (“FMR”) and Abigail P. Johnson, reporting beneficial ownership of December 31, 2019. FMR has sole voting power over 1,099,268 ordinary shares and sole dispositive power over 3,327,349 ordinary shares. Ms. Johnson and members of the Johnson family control 49% of FMR and have shared voting and dispositive power over the shares listed herein. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of ordinary shares. FMR Co. Inc., beneficially owns more than five percent of the shares reported herein.
(7)	As reported on the Schedule 13G filed with the SEC on February 14, 2020 by OrbiMed Capital LLC (“OrbiMed Capital”) and OrbiMed Advisors LLC (“OrbiMed Advisors”), reporting beneficial ownership of December 31, 2019. OrbiMed Capital and OrbiMed Advisors are investment advisers. OrbiMed Capital has shared voting and dispositive power over 2,288,439 ordinary shares. OrbiMed Advisors has shared voting and dispositive power over 613,800 ordinary shares. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power over those shares through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein.
(8)	As reported on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2020 by Great Point Partners, LLC (“Great Point Partners”), Dr. Jeffrey R. Jay and David Kroin, reporting beneficial ownership of December 31, 2019. Great Point Partners is an investment adviser that has shared voting and dispositive power over 2,100,941 ordinary shares. Great Point Partners is the investment manager to Biomedical Value Fund, L.P., Biodmedical Offshore Value Fund, Ltd. and GEF-SMA, L.P., which each directly own our ordinary shares. Dr. Jay is the senior managing member of Great Point Partners and Mr. Kroin is the special managing member of Great Point Partners and each have voting and investment powers over the shares listed herein.
(9)	Consists of the ordinary shares described in footnote 4 above. Mr. Nodelman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(10)	Includes 2,845 ordinary shares held by Dr. Selkoe and 1,363 ordinary shares held by Dr. Selkoe’s spouse.
40	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS*

In this section we provide an explanation and analysis of the material elements of the compensation provided to our chief executive officer, our chief financial officer (who also serves as our chief operating officer) and our other three most highly compensated executive officers who were serving as such at the end of our fiscal year 2019 (collectively referred to as our “named executive officers”). Those named executive officers were:

•	Gene G. Kinney, Ph.D., our President and Chief Executive Officer;
•	Tran B. Nguyen, our Chief Operating Officer and Chief Financial Officer;
•	Michael J. Malecek, our Chief Legal Officer and Company Secretary;
•	Carol D. Karp, our Chief Regulatory Officer; and
•	Radhika Tripuraneni, M.D., M.P.H., our Chief Development Officer.

Executive Summary: Fiscal Year 2019 Company Performance and Key Pay Decisions

2019 Performance Highlights. We are a clinical-stage neuroscience company with expertise in protein misfolding focused on the discovery and development of novel therapies with the potential to fundamentally change the course of devastating disorders. Our executive compensation programs are designed to reward superior performance and provide consequences for under-performance. We believe that compensation of our named executive officers for fiscal year 2019 was aligned with the Company’s performance during 2019 and its go-forward strategy. Highlights of that performance include:

•	We Made Significant Advances in our Clinical Development Pipeline. We made significant progress in advancing clinical development of two potential therapies:
○	PRX004 is our investigational monoclonal antibody for the potential treatment of ATTR amyloidosis. In 2019, we reported interim data from five of six dose-level cohorts in the ongoing Phase 1 clinical study of PRX004 in patients with hereditary ATTR amyloidosis. The interim analysis showed that PRX004 was generally safe and well-tolerated and demonstrated target engagement consistent with the proposed mechanism of action of PRX004, as measured by our proprietary misTTR biomarker assay.
○	Prasinezumab (PRX002/RG7935) is our investigational monoclonal antibody for the potential treatment of Parkinson’s disease and other related synucleinopathies. In 2019, Roche, with whom we have a worldwide collaboration for prasinezumab, completed dosing of the final patient in part 1 of the two-part Phase 2 PASADENA clinical study of prasinezumab in patients with early Parkinson’s disease.
•	We Advanced our Discovery and Preclinical Pipeline. During fiscal year 2019, we advanced several discovery-stage programs for neurological diseases that lack effective therapies. We initiated cell line development of a lead candidate for an internally-discovered antibody that targets a novel epitope on tau, a protein implicated in Alzheimer’s disease (AD), progressive supranuclear palsy (PSP), frontotemporal dementia (FTD) and chronic traumatic encephalopathy (CTE); that program is part of our global research and development collaboration with Bristol-Myers Squibb (which acquired Celgene in 2019). We also initiated cell line development on our proprietary program targeting Amyloid beta (Aβ), a protein implicated in AD. Additionally, we advanced our discovery work on TDP-43, a protein implicated in FTD and amyotrophic lateral sclerosis (ALS), and a third undisclosed program that are both part of our collaboration with Bristol-Myers Squibb.
•	We Carefully Managed our Cash. We judiciously managed our capital. Our 2019 net cash “burn” from operating and investing activities was $53.5 million, well below the low end of our initial guidance of $64-$72 million as well as our subsequently updated guidance of $57-$65 million, while still progressing our multiple development programs as described above. We finished 2019 with $378 million in cash, cash equivalents and restricted cash, well above our initial guidance of $364 million as well as our subsequently updated guidance of $371 million and providing a solid financial foundation for continuing to advance the Company’s multiple clinical development and discovery programs.

In addition to these accomplishments, we announced in 2019 the results of the Phase 3 VITAL study of NEOD001 (birtamimab), our investigational monoclonal antibody for the potential treatment of AL amyloidosis. In April 2018, we

*	Although we are a smaller reporting company and are only required to provide the scaled compensation disclosures specified under U.S. Securities and Exchange Commission rules for smaller reporting companies, we are voluntarily providing this full Compensation Discussion and Analysis
2020 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS*

announced the discontinuation of the NEOD001 program based on results from the Phase 2b PRONTO clinical study and a futility analysis of the Phase 3 VITAL clinical study of NEOD001. We subsequently reported, in April 2019, final results from that Phase 3 study in newly diagnosed, treatment naïve patients with AL Amyloidosis and cardiac dysfunction. While the final hazard ratio for the composite primary endpoint was consistent with the futility analysis reported in April 2018, post hoc analyses of all-cause mortality revealed a potential survival benefit favoring NEOD001 in the category of patients at highest risk for early mortality (Mayo Stage IV).

2019 Compensation Highlights. We seek to provide fair and competitive compensation for our executive officers, while emphasizing at-risk pay tied to performance in the form of annual bonuses and long-term equity incentives. Highlights of our 2019 executive compensation program reflected this and include the following:

•	Modest Base Salary Adjustments. In 2019, our Board approved a 3.0% increase to the base salary of Dr. Kinney, consistent with the budgeted standard merit increase for the general employee population. Our Board’s Compensation Committee (the “Committee”) similarly approved 3.0% increases to the base salaries of the other named executive officers continuing from 2018 – Mr. Nguyen, Ms. Karp and Dr. Tripuraneni.
•	Annual Bonuses Reflected 2019 Company Performance. The Committee determined not to change the target bonus opportunities of our named executive officers continuing from 2018 from their respective levels in 2018. Mr. Malecek’s target bonus level was set at the time of his hire at the same level as his predecessor and Ms. Karp and Dr. Tripuraneni. For fiscal year 2019, the Committee and Board established pre-determined corporate objectives that it considered critical to the near- and long-term success of the Company. Following 2019, the Committee and the Board determined that Company performance relative to the corporate objectives was 100%. Based on that corporate performance and the individual performance of each named executive officer other than Dr. Kinney, the Committee approved payouts at 100% of the target bonuses for those named executive officers. Dr. Kinney’s bonus was based solely on corporate performance, and the Board therefore approved his payout at 100% of his target bonus for 2019.

•	Equity as a Key Component of Compensation. We use stock options to directly link executive officer compensation to increases in the price of our ordinary shares, which directly reflects increased shareholder value. As in past years, we made annual grants of stock options to our named executive officers (other than Mr. Malecek) early in 2019, which grants were around the 50th percentiles of the market data. Mr. Malecek received a new-hire grant of a stock option for 250,000 shares following the Committee’s review of peer data for that position and negotiations with Mr. Malecek.

Commitment to Pay for Performance. Our executive compensation programs are designed to deliver pay that is tied to our corporate and individual performance. Accordingly, 83% of our CEO’s and on average 72% of each of our other named executive officer’s total targeted compensation for fiscal year 2019 (based on annual base salary, target annual cash bonus and grant date fair value of stock option award granted in 2019) was in the form of cash incentives tied to actual performance against pre-determined strategic, operational and financial objectives, and stock options, which align our named executive officers’ interests with shareholders and foster long-term focus on the Company’s objectives as well as retention.

42	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS*

Total Target Direct Compensation Focuses on “At Risk” Compensation. The charts below show the target mix of each element of the total targeted compensation in 2019 for our CEO and for our other named executive officers in the aggregate, which show our strong emphasis on variable pay linked to actual performance.

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key governance practices include the following:

What We Do	What We Do Not Do
Pay for performance. A significant percentage of total target compensation is pay at-risk that is connected to performance.
No guaranteed annual salary increases or bonuses. Our named executive officers’ salary increases are assessed individually, and their annual cash incentives are tied to corporate and individual performance.

Strong link between performance measures and strategic objectives. Performance measures for cash incentive compensation are linked to business priorities designed to create long-term shareholder value.
No tax gross-ups. We do not provide any tax gross-ups to our named executive officers.
Independent compensation consultant. The Committee retains an independent compensation consultant to review our executive compensation program and practices.	No perquisites. We do not provide any perquisites or personal benefits to our named executive officers.
Annual comparator peer group review. The Committee, in conjunction with our compensation consultant, determines the makeup of our comparator peer group at least annually.	No executive retirement plans. We do not maintain executive or supplemental retirement plans.
Double-trigger change-in-control severance arrangements. All of our change-in-control severance arrangements have double triggers requiring a qualifying termination.
No repricing permitted without shareholder approval. Our equity incentive compensation plan expressly prohibits repricing of equity awards and cash-buyouts of “underwater” awards without shareholder approval.

No hedging or pledging permitted. We prohibit our executive officers from engaging in speculative transactions in our ordinary shares, including short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions; from entering into any form of hedging or monetization transactions; and from pledging our ordinary shares as collateral for loans.

2020 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS*

Shareholder Approval of Executive Compensation — Shareholder Engagement on “Say-on-Pay”

At last year’s annual general meeting, our shareholders voted to approve the 2018 compensation of our named executive officers, with 68% of the shares represented at the meeting voting to approve that compensation. This was lower than the over 99% supporting votes on each of the “Say-on-Pay” proposals presented to our shareholders at their previous annual general meetings. In response, following last year’s annual general meeting and at the direction of the Committee, we reached out to solicit feedback from our shareholders regarding our executive compensation program. The purpose of that shareholder engagement was to ensure that the Committee has the benefit of insights and perspectives from our shareholders as the Committee makes decisions on compensation of our executive officers.

After last year’s annual general meeting, we reached out to our largest shareholders, representing an aggregate of over 80% of our outstanding ordinary shares, which resulted in discussions with shareholders representing a total of approximately 56% of our ordinary shares. Other shareholders declined our invitation to discuss our executive compensation program, either without explanation or, in some cases, after informing us that they had no concerns with our executive compensation program. We also engaged with the two leading proxy advisory firms to gain their perspectives on our executive compensation program and how they applied their voting guidelines to that program.

Various members of our senior management participated in those discussions with our shareholders, including our Chief Financial Officer and Chief Operating Officer, our Chief Legal Officer and Company Secretary, and our Vice President of Human Resources. The Chairman of our Board, who at the time also chaired the Committee, also participated in some of those shareholder discussions.

The focus of the feedback from the shareholders with whom we engaged was the one-time retention equity awards made to our executive officers (which were also made to all of our other continuing employees) in June 2018.

Those option awards followed the discontinuation of our clinical development program for NEOD001, our investigational monoclonal antibody for the potential treatment of AL amyloidosis. We announced the discontinuation of that program in April 2018 based on the results from a Phase 2b clinical study and a futility analysis of a Phase 3 clinical study of NEOD001. As a result of discontinuation of that program, we immediately commenced a significant reorganization to reduce our operating costs and better align our resources toward advancing our pipeline. That reorganization included a reduction of our workforce – across all functions – by nearly 60%. Given the destabilizing effect of that reorganization on our continuing executive officers and other employees, and given the highly competitive environment for the kind of highly-skilled and talented employees who are essential to continuing our mission and achieving our goals, the Committee determined that it was imperative to retain our continuing executives and employees and ensure they remained focused on and aligned with our shareholders in advancing our continuing research and development programs.

The Committee accordingly instructed its independent executive compensation consultant, Radford (an Aon Company), to provide data on how other companies in similar situations addressed retention and to propose a new peer group given the substantial changes in the Company’s development phase, market capitalization and number of employees. Radford presented to the Committee that market data, as well as the intrinsic (“in-the-money” or “underwater” value, relative to our 30-day average price) of each of our executive officer’s outstanding vested and unvested stock options. The Committee also considered data on typical new-hire awards and the number of shares available and expected to become available for grant under our 2018 Long Term Incentive Plan (our “2018 LTIP”). The Committee placed significant weight on the fact that 100% of outstanding unvested stock options and the majority of outstanding vested stock options held by our executive officers (and our other continuing employees) were “underwater.” In the case of our executive officers, their outstanding stock options as of June 1, 2018, had a weighted average exercise price of over $33 per share compared to our then 30-day average market price of less than $15 per share – and therefore lacked meaningful retention value. Given these considerations, the Committee concluded that the options granted in June 2018 to our executive officers (and all other employees) were necessary and appropriate.

Shareholders with whom we spoke indicated that they understood the rationale for the one-time option awards in 2018 and did not raise fundamental concerns with other aspects of our executive compensation programs. In response to the shareholder concerns that we heard regarding the 2018 awards, the Committee notes that it considered those options awards to be “one-time” and has since only made and intends to make equity awards consistent with previous practice and peer data, as is further explained below in explaining awards made in 2019.

As part of the discussion of the one-time retention equity awards in 2018, some shareholders asked whether the Committee has considered performance-based equity awards and restricted stock units. We explained that the Committee has considered and would further consider those alternatives. After further consideration, the Committee determined to

44	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS*

recommend and the Board approved including performance-based elements in a portion of the equity awards made in 2020 to our CEO, Dr. Kinney.

Finally, as part of these discussions, the Company noted it has also been responsive to other previously expressed shareholder concerns. The appointment of Ms. Cobb to the Board in

July 2019 was responsive to shareholder concern regarding diversity on the Board. Furthermore, in addition to her extensive commercial and operational experience, Ms. Cobb led important diversity initiatives at a large biopharmaceutical company. In addition to joining our Board, Ms. Cobb serves as Chair of the Committee.

The Objective of Our Executive Compensation Programs

The principal objective of our executive compensation programs is to attract, retain, motivate and reward individuals with the executive experience and skills necessary for us to achieve our ultimate goal of increasing shareholder value. In order to do this, our executive compensation programs are designed to:

•	Attract and retain individuals of superior ability, experience and management talent;
•	Motivate and reward executives whose knowledge, skills and performance ensure continued success;
•	Align compensation with corporate strategies, business and financial objectives, operational needs and the long-term interests of our shareholders;
•	Ensure that elements of compensation do not encourage excessive risk-taking or otherwise create inappropriate incentives; and
•	Ensure that total compensation is fair, reasonable and competitive relative to both internal and external comparison points.

How We Determine Executive Compensation

The Compensation Committee is Responsible for Executive Compensation. The Committee makes all decisions on compensation to our executive officers other than our CEO. In the case of our CEO, the Committee makes recommendations to the Board regarding his compensation, and the Board (excluding the CEO) makes all final decisions on his compensation. Information on the Committee is provided in this Proxy Statement under the heading Corporate Governance and Board Matters — Board Committees — Compensation Committee.

The Committee Utilizes a Compensation Consultant. The Committee annually retains an independent executive compensation consultant to assist the Committee in making informed decisions on executive officer compensation. The compensation consultant engaged by the Committee for the purpose of establishing fiscal year 2019 compensation was Radford. Radford was engaged directly by the Committee, after the Committee assessed Radford’s independence from the Company and its management. This process is repeated annually before the Committee selects its executive compensation consultant for that year.

Radford was engaged by the Committee to prepare and present a data-based assessment of compensation programs for our executive officers, with comparisons to those of “peer” companies and input on their appropriateness in accomplishing the Committee’s objectives. Radford was also asked to provide to the Committee specific recommendations on our executive compensation programs generally.

The Committee Selects a Peer Group. For purposes of their annual compensation assessments and decisions for 2019, the Committee approved a “peer group” of companies to assist the Committee in its review of executive compensation.

In June 2018, following the announcement of the discontinuation of our NEOD001 program and the resulting Company reorganization, the Committee approved a new peer group of companies to assist the Committee in its review of existing retention arrangements and possible actions in 2018 to strengthen those retention arrangements with employees who were key to execution of the Company’s go-forward strategy. At the Committee’s instruction, Radford used criteria based on (a) industry sector, stage of development

2020 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS*

and geography (biotechnology companies in Phase 1/2 clinical development, with a focus on companies with a recent clinical trial setback, and companies located in the San Francisco, California area or other biotechnology hub markets that reflect Prothena’s talent market), (b) market capitalization (between $250 million and $1.25 billion (based on the Company’s then-market capitalization of approximately

$560 million), and (c) number of employees (generally under 100 employees). These criteria were used to develop a recommended list of peer companies, which Radford presented to the Committee and the Committee then considered, discussed and approved. The peer group companies identified by Radford and considered, discussed and approved by the Committee to assist the Committee in its decisions were:

Achillion Pharmaceuticals	Cytokinetics	Mirati Therapeutics
Aduro Biotech	CytomX Therapeutics	Pieris Pharmaceuticals
Adverum Biotechnologies	Dermira	Synlogic
Arrowhead Pharmaceuticals	Fate Therapeutics	Syros Pharmaceuticals
Arsanis	Five Prime Therapeutics	Voyager Therapeutics
Assembly Biosciences	Jounce Therapeutics	ZIOPHARM Oncology
Corvus Pharmaceuticals	Mersana Therapeutics

In December 2018, the Committee reviewed this peer group of companies with input from Radford and determined to use the same peer group to assist the Committee in its review of executive compensation for 2019. At the time the Committee re-approved this peer group, the Company’s market capitalization was at approximately the 75th percentile of the peer group’s range of approximately $145 million to $1.25 billion (after excluding one company, Arsanis, that was acquired in November 2018).

For competitive assessment purposes, Radford used executive compensation data publicly reported by these peer group companies (i.e., proxy statement data), as well as data from Radford’s Global Life Science Survey of these peer group companies and other publicly-traded pre-commercial biotechnology companies with market capitalizations comparable to the Company (the Committee was not provided with the identities of the constituent companies included in this survey). Where there were adequate proxy statement data for a particular position, the proxy statement data were weighted roughly equally with Radford’s survey data to develop the market data points presented to the Committee; and where there were not adequate proxy statement data for a position, only the survey data were used.

Radford’s reports to the Committee included a review of our existing executive compensation programs, practices, levels and arrangements; each executive officer’s compensation relative to the market data; and our equity grant practices for all employees (not just executive officers) relative to the market data. Radford’s reports also provided recommendations on changes that might be made to our executive compensation programs generally and to each executive officer’s compensation. Radford provided its written report in advance of Committee meetings, at which the Radford consultant presented and responded to questions from the Committee.

The CEO Makes Recommendations. For fiscal year 2019, Dr. Kinney presented to the Committee his recommendations on compensation for the executive officers other than himself. Following completion of fiscal year 2019, Dr. Kinney provided his assessment of the performance of executive officers other than himself, both in general and with specific reference to the corporate objectives pre-established by the Committee for 2019.

The Committee or Board Makes Compensation Decisions. At the beginning of 2019, the Committee determined the structure of our executive officer compensation programs for that year, after receiving Radford’s report and recommendations and receiving Dr. Kinney’s recommendations on compensation for executive officers other than himself. Specifically, the Committee determined for each executive officer other than Dr. Kinney (a) any adjustment to his or her base salary, (b) his or her target annual cash bonus opportunity for 2019 and the corporate objectives for 2019, and (c) his or her annual stock option award for 2019.

In the case of Dr. Kinney, the Committee recommended to the full Board his base salary, his annual cash bonus opportunity for fiscal year 2019 and the 2019 corporate objectives upon which that bonus opportunity would be based, his annual stock option award for 2019 and his retention option award in 2019. In an executive session without Dr. Kinney present, the Board considered, discussed and approved the compensation recommended by the Committee with respect to Dr. Kinney.

In the case of Mr. Malecek, his compensation was determined by the Committee in connection with his appointment as our Chief Legal Officer and Company Secretary after the Committee reviewed the market data provided by Radford, as well as Dr. Kinney’s recommendations following arm’s length negotiations with Mr. Malecek. His compensation, including his base salary, annual cash bonus opportunity, stock option award and retention (hire-on) bonus, was approved by the Committee.

After completion of fiscal year 2019, the Committee received Dr. Kinney’s report on the Company’s performance relative to the pre-established corporate objectives for 2019, as well as on the individual performance of each executive officer other than himself. The Company’s Vice President, Human Resources (who is not an executive officer) participated in

46	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS*

that Committee meeting, as did the Radford consultant. After receiving that report, the Committee determined the annual cash bonus to be paid to each executive officer other than Dr. Kinney for 2019.

After completion of fiscal year 2019, the Nominating and Corporate Governance Committee of the Board completed a review of Dr. Kinney’s performance during 2019 (in a meeting with all other independent members of the Board present). The Compensation Committee, with the other independent members of the Board present, also met in executive session with the Radford consultant to discuss Dr. Kinney’s compensation. The Committee determined and recommended to the full Board (other than Dr. Kinney) Dr. Kinney’s annual cash bonus for 2019 based on attainment of pre-established corporate objectives for 2019. In an executive session without Dr. Kinney present, the Board considered, discussed and approved the bonus amount recommended by the Committee.

Executive Compensation for Fiscal Year 2019

The three key elements of our executive officer compensation programs for fiscal year 2019 were: base salaries; annual cash bonuses; and long-term incentive compensation in the form of stock option awards. In addition, the Committee (or the Board) has approved arrangements providing for certain payments and benefits in the event of certain terminations of employment.

Base Salaries. Base salaries are intended to compensate our executive officers for serving as the senior members of our executive team. Salaries are also considered an important element of compensation necessary to retain the Company’s executive officers in a highly competitive marketplace. To accomplish these objectives, the Committee reviews and sets base salaries annually, generally - but not always - positioning around the 50th percentile of the market data specific to each executive officer’s position, which the Committee considers appropriate to accomplish the purposes of this element of executive compensation.

The base salaries approved in early 2019 for our named executive officers continuing from 2018 were as follows: Dr. Kinney - $540,750; Mr. Nguyen - $432,600; Ms. Karp - $425,184; and Dr. Tripuraneni - $406,850. Dr. Kinney’s salary resulted from the Board’s approval of a 3.0% increase to his base salary, after considering the market data provided by Radford and consistent with the budgeted standard merit increase for the general employee population. Based on the same considerations, the salaries of Mr. Nguyen, Ms. Karp and Dr. Tripuraneni reflect the Committee’s approval of 3.0% increases to their base salaries. These adjustments resulted in these executive officers’ base salaries being positioned between the 25th and 75th percentiles of the market data.

The Committee approved Mr. Malecek’s base salary of $400,000 in connection with his appointment as the Company’s Chief Legal Officer and Company Secretary in July 2019, following the Committee’s review of market data for that position and negotiations with Mr. Malecek. In approving Mr. Malecek’s base salary, the Committee also considered it necessary and appropriate to induce Mr. Malecek to leave his prior employer to join the Company.

Annual Cash Bonuses. Annual cash bonus opportunities are intended principally to motivate executive officers to achieve pre-determined annual operational and financial (“corporate”) objectives set by the Committee and the Board to promote achievement of our business strategies and drive increases in shareholder value. Following the end of each fiscal year, the Committee and the Board determine to what extent those corporate objectives were as a whole met, based on a review of the degree of achievement of each individual corporate objective. The annual cash bonuses for our executive officers other than the CEO depend 75% on the Company’s achievement of those corporate objectives and 25% on individual performance as determined by the Committee based on assessments by and a report from the CEO on each such executive officer’s individual performance (relative to the pre-determined corporate objectives as well as more generally). Our CEO’s annual cash bonus depends exclusively on the Company’s achievement of the pre-established corporate objectives. The Committee believes that broader corporate objectives are appropriate to ensure all executive officers are working together toward those goals, and that individual performance is in some cases an appropriate additional consideration to motivate and reward individual contributions to the Company’s overall success. These cash bonus awards are made under our Incentive Compensation Plan (the “ICP”) and are shown in the Grants of Plan-Based Awards — Fiscal Year 2019 table below.

In determining the targeted annual cash bonus opportunity for each named executive officer at the beginning of fiscal year 2019, the Committee considered Radford’s market data on targeted annual cash bonus opportunity and total targeted annual cash compensation among our peers. The Committee also considered the experience, performance and criticality of each executive officer. Based on these considerations, the Committee determined each executive officer’s targeted annual cash bonus. The resulting total targeted annual cash compensation for each executive officer fell within the range of the 50th to 75th percentiles, although the Committee did not necessarily target that range.

Targeted annual cash bonuses are expressed as a percentage of base salary earned during the performance period. At the

2020 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS*

beginning of fiscal year 2019, the Committee determined not to change the target bonuses of our continuing named executive officers from their respective levels set in in 2018. Specifically, the Committee recommended and the Board approved setting Dr. Kinney’s targeted cash bonus at 60% of his base salary earned in 2019, the Committee set Mr. Nguyen’s cash bonus at 50% of his base salary earned in 2019, and the Committee set Ms. Karp’s and Dr. Tripuraneni’s targeted cash bonuses at 40% of their respective base salaries earned in 2019. In the case of Mr. Malecek, his targeted cash bonus was set at 40% of his annualized base salary at the time of his appointment as our Chief Legal Officer and Company Secretary. The maximum cash bonus that could have been earned by the named executive officers was 150% of their respective target bonuses.

In setting these target bonus opportunities, the Committee determined that a higher target bonus opportunity for the CEO, relative to the other executive officers, was appropriate because of the position and responsibilities. The Committee similarly determined that a higher target bonus opportunity for Mr. Nguyen, relative to Ms. Karp and Dr. Tripuraneni, was appropriate given his dual positions as Chief Operating Officer and Chief Financial Officer. The Committee determined that the bonus opportunities for Ms. Karp and Dr. Tripuraneni should be at the same level, given that the differences in their base salaries were sufficient to distinguish between their relative positions, experience and criticality.

In connection with Mr. Malecek’s appointment as our Chief Legal Officer and Company Secretary in July 2019, the

Committee determined to set his bonus opportunity for 2019 at 40%, the same as Ms. Karp and Dr. Tripuraneni, after considering Radford’s market data. The Committee further determined that that his bonus opportunity for 2019 would be based on his annualized base salary ($400,000), rather than his actual base salary earned in 2019, which the Committee considered appropriate and necessary in order to induce Mr. Malecek to leave his prior employer to join the Company.

Dr. Kinney’s annual cash bonus for fiscal year 2019 depended 100% on the Company’s performance relative to pre-established corporate objectives established by the Committee (and approved by the Board). The other named executive officers’ annual cash bonuses for fiscal year 2019 depended 75% on those same corporate objectives and 25% on their respective individual performance, as determined by the Committee based on assessments by the CEO and the Committee’s assessment of each executive officer’s individual performance.

For fiscal year 2019, the Committee (and the Board, with respect to Dr. Kinney) established pre-determined corporate objectives that it considered critical to the near- and long-term success of the Company. No payout would be earned if achievement of these objectives in the aggregate was below 60% of target. Those objectives were as set forth below, with the weightings shown. The Committee and Board considered these objectives as constituting an appropriate balance of being realistic but challenging, and that exceeding these objectives would, as a whole, require a significant “stretch.”

Objective	Weighting	Result
Progress R&D portfolio to achieve primary 2019 milestones:	80%
For prasinezumab (PRX002/RG7935), collaborate with Roche on development of appropriate Phase 3 advancement criteria	10%	Met
For PRX004, enroll 14 patients or reach maximum tolerated dose in the escalation phase of the Phase 1 study, communicate three-month Phase 1 escalation data for lower dose cohorts, analyze 40 patient plasma samples with misTTR assay, and finalize technical feasibility assessment for wild type misTTR bioassay	35%	Exceeded
For Discovery, advance one tau antibody into early cell line development, advance one abeta antibody into early cell line development, and initiate key IND-enabling activities for abeta and tau programs	25%	Met
Advance scientific dialogue by delivering five scientific communications (presentations, posters, manuscript) and communicating Phase 3 VITAL study results	10%	Exceeded
Meet cash burn guidance range and optimize shareholder base:	10%
Meet publicly-disclosed cash burn guidance range of $57-$65 million	5%	Exceeded
Optimize shareholder base by retaining four of six top non-index institutional investors, galvanizing at least one new institutional investor to take a ≥1% ownership position, and/or galvanizing at least one existing shareholder to take a ≥5% ownership position	5%	Exceeded
Attract, retain talent (by achieving ≤7.5% voluntary turnover) and develop talent required to achieve Company goals	10%	Largely Met
48	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS*

Actual attainment of these objectives, as determined by the Committee and the Board, is shown above. Based on this assessment, the Committee and the Board determined that Company performance met the pre-determined corporate objectives as a whole, resulting in achievement of 100% of target.

Based on Dr. Kinney’s assessment and report to the Committee on each other named executive officer’s individual performance, the Committee approved annual cash bonuses to the named executive officers (other than Dr. Kinney) at 100% of their targeted annual cash bonuses. The Committee recommended to the Board that Dr. Kinney’s annual cash bonus be 100% of his targeted annual bonus opportunity – consistent with the Committee’s determination described above – which recommendation was considered, discussed and approved by the Board. The actual annual cash bonus paid to each named executive officer for fiscal year 2019 performance is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

In connection with the recruitment of Mr. Malecek, we agreed to pay him a $125,000 retention (hire-on) bonus. That retention bonus will be repayable by Mr. Malecek on a pro-rata basis if he ceases his employment prior to the one-year anniversary of his employment start date, unless his employment ends for a reason that would make him eligible for severance benefits under our Amended and Restated Severance Plan. The Committee considered this arrangement appropriate and necessary in order to induce Mr. Malecek to leave his prior employer to join the Company.

Long-Term Incentive Compensation. Long-term incentives are an important element of our executive compensation that the Committee uses primarily to motivate our executive officers to increase shareholder value and secondarily to retain executive officers. The Committee believes that long-term incentive compensation also encourages our executive officers to identify, pursue and invest in appropriate long-term strategies for increasing shareholder value. Our long-term incentives for fiscal year 2019 were solely in the form of nonqualified stock options awarded under our shareholder-approved 2018 LTIP.

We use stock options to link executive officer compensation directly to increases in the price of our ordinary shares, which directly reflects shareholder value. All stock options are granted with an exercise price equal to the fair market value (as defined by the 2018 LTIP) of our ordinary shares on the date of grant, and they require continued employment for four years in order to vest fully (except in the case of certain terminations of employment). Stock options therefore compensate our executive officers only if our share price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable. The Committee thus considers stock options to be a particularly effective incentive and retention tool because they motivate our executive officers to increase shareholder value and remain with the Company.

In determining the annual stock option to award to each named executive officer in February 2019, the Committee considered Radford’s market data, including:

•	The prevalence of other forms of equity-based incentive compensation used by the peer group companies, with approximately 70% of that peer group using only stock options for equity-based compensation;
•	For each executive officer, the grant date Black-Scholes values of the annual stock option awarded to the executive officer in 2018, and as a general reference, Radford’s market data for the 50th and 75th percentiles and the number of option shares that would align with those 50th and 75th percentiles (although the Committee did not necessarily target that range);
•	For each executive officer and all executive officers as a whole, the annual stock options awarded in 2018 as a percent of the Company’s outstanding shares, with comparisons to the peer group data;
•	For all executive officers as a whole, the grant-date values of the annual stock options awarded in 2018, with comparisons to the peer group data for that year;
•	Executive officers’ individual and collective equity “ownership” through vested and unvested stock options relative to the peer group data, and the unvested value as a multiple of base salaries;
•	Other market data on equity compensation practices, including with respect to “burn rate” and dilution (“overhang”); and
•	Each executive officer’s total targeted direct compensation relative to the peer group data.

The Committee also considered the relative position, experience, performance and criticality of each named executive officer. The Committee considered it critical to retain these executive officers to meet 2019 and longer-term objectives and decided that stock options would best serve that retention need.

Finally, in assessing the size and value of equity awards to make to the named executive officers for 2019, the Committee took into consideration the one-time retention equity awards made to the named executive officers (and all of our other continuing employees) in mid-2018. Those one-time awards followed the discontinuation of our NEOD00l development program and the ensuing substantial reorganization of the Company. As detailed above under the heading Shareholder Approval of Executive Compensation, the Committee had deemed those retention grants as necessary and appropriate given the destabilizing effect of our reorganization, the increasingly competitive environment for the kind of highly skilled and talented employees who are necessary for

2020 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS*

continuing our mission and achieving our goals, and the substantially reduced retention value of stock options previously granted to our continuing executives and other employees.

Based on all the above considerations, in 2019 the Committee approved annual stock option awards to each of our named executive officers continuing from 2019 other than Dr. Kinney, and the Board approved an annual stock option award for Dr. Kinney. The grant-date Black-Scholes values of the stock options awarded to the named executive officers other than Dr. Kinney were slightly below the 50th percentiles as indicated by Radford’s market data. The grant-date Black-Scholes value of the stock option awarded to Dr. Kinney was similarly at slightly below the 50th percentile of Radford’s market data. Those stock options vest as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to continued employment on each applicable vesting date.

The Committee approved an initial stock option award (for 250,000 shares) to Mr. Malecek in connection with his appointment as our Chief Legal Officer and Company Secretary in July 2019. That stock option vests as to 25% of the shares subject to the option on the first anniversary of his date of appointment and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to Mr. Malecek’s continued employment on each applicable vesting date. In determining the size of that stock option award, the Committee considered the market data, but also considered what was necessary in order to secure Mr. Malecek’s services as the Company’s Chief Legal Officer and Company Secretary given the significant equity compensation opportunity Mr. Malecek would be forgoing by leaving his prior employer.

The stock options granted to our named executive officers in fiscal year 2019 and the grant date fair value of those options are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards — Fiscal 2019 table below.

Deferred Compensation. Our named executive officers were eligible to participate in our tax-qualified 401(k) plan on the same terms as all other U.S. employees. The Company makes non-discretionary contributions to the accounts of all participants in the 401(k) plan, and may also make discretionary matching contributions to all participants’ accounts (which it did for fiscal year 2019, equal to 1.5% of each participant’s eligible earnings in 2019).

Perquisites and Other Personal Benefits. No perquisites or other personal benefits are provided to our named executive officers.

Employment and Severance Arrangements

Dr. Kinney. In connection with his appointment as our CEO in September 2016, we entered into an employment agreement with Dr. Kinney that sets forth the terms and conditions of his employment as our CEO. That employment agreement provides for an annual base salary of $500,000 and a targeted annual cash bonus equal to 60% of his base salary. Dr. Kinney’s employment agreement also provides for certain severance payments and benefits in the event of a qualifying termination of his employment. We have also awarded stock options to Dr. Kinney containing accelerated vesting provisions in the event of a qualifying termination of his employment. The material terms of that employment agreement and those stock options, as they relate to certain potential terminations of Dr. Kinney’s employment, are described below under the heading Change in Control and Severance Arrangements — Gene G. Kinney.

The Committee and the Board considered these arrangements to be necessary in order to secure Dr. Kinney’s services as our CEO, as well as generally consistent with peer group data presented to the Committee by its compensation consultant. The Committee and the Board believe that these arrangements ensure that Dr. Kinney focuses solely on the best interests of our shareholders in the event of a possible, threatened or pending change in control, despite how a change in control might affect him personally. These change in control arrangements therefore serve as an important retention tool and ensure that personal uncertainties do not dilute his complete focus on promoting shareholder value.

Other Named Executive Officers. Each of Mr. Nguyen, Mr. Malecek, Ms. Karp and Dr. Tripuraneni are eligible to participate in our Amended and Restated Severance Plan (the “Severance Plan”), which provides for certain severance payments and benefits in the event of a qualifying termination of employment. In addition, they have each been awarded stock options containing certain accelerated vesting provisions in the event of a qualifying termination of employment. The material terms of the Severance Plan and these option agreements, as they relate to certain potential terminations of employment, are described below under the heading Change in Control and Severance Arrangements — Other Named Executive Officers. For the same reasons described above with respect to Dr. Kinney, the Committee considered these arrangements to be necessary in order to secure the services of these named executive officers and an important retention tool that ensures that personal uncertainties do not dilute our executive officers’ complete focus on promoting shareholder value.

50	2020 PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Other Compensation-Related Practices and Considerations

Stock Option Grant Practices and Procedures. All stock options awarded to our executive officers other than the CEO are approved by the Committee, and stock options awarded to our CEO are approved by our Board (based on recommendations from the Committee). Grants to other employees are made pursuant to specific delegations of authority from the Committee, which delegations include individual grant limits, aggregate grant limits, specification of grant terms and specification of grant dates.

Stock option awards approved (or delegated for approval) by the Committee and the Board have always been granted on a date not earlier than the date of approval by the Committee, Board or delegated officer, and with an exercise price that is not less than the fair market value (as defined by the applicable LTIP) on the date of grant.

Tax Deductibility. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits a company’s ability to deduct for tax purposes compensation in excess of $1,000,000 paid in any single tax year to the chief executive officer or any of the next three most highly compensated executive officers (other than the chief financial officer). Prior to the U.S. Tax Cuts and Jobs Act of 2017 (the “2017 Tax Reform Act”), compensation deemed to be performance-based in accordance with Section 162(m) was exempt from this $1,000,000 limitation, and compensation paid to the chief financial officer was not subject to the deductibility limitation of Section 162(m). As part of the 2017 Tax Reform Act, the ability to rely on this “qualified performance-based compensation” exception was eliminated and the limitation on deductibility generally was expanded to include all named executive officers, including the chief financial officer. Our 2018 LTIP was designed and approved by our shareholders so that incentive compensation under the 2018 LTIP may be performance-based in accordance with Section 162(m). However, as a result of the 2017 Tax Reform Act, subject to its “grandfathering” rules, the Company may no longer take a tax deduction for any compensation paid to its named executive officers in excess of $1,000,000 in any tax year beginning on or after January 1, 2018.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on those reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Paula K. Cobb (Committee Chair)
Christopher S. Henney
Oleg Nodelman

2020 PROXY STATEMENT	51

EXECUTIVE COMPENSATION*

The following table provides certain information on compensation earned by or awarded to the named executive officers of the Company during our fiscal years 2019, 2018 and 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Gene G. Kinney, Ph.D. President and Chief Executive Officer	2019	538,125	—		2,338,354	322,875	14,000	3,213,354
	2018	525,000	—		10,575,894	283,500	12,375	11,396,769
	2017	520,833	—		4,301,412	312,500	13,500	5,148,245
Tran B. Nguyen Chief Operating Officer and Chief Financial Officer	2019	430,500	—		906,709	215,250	14,000	1,566,459
	2018	412,500	—		4,359,215	173,143	12,375	4,957,233
	2017	399,167	—		2,688,383	159,667	13,500	3,260,717
Michael J. Malecek(4) Chief Legal Officer and Company Secretary	2019	207,692	125,000	(5)	1,787,925	160,000	8,400	2,289,017
Carol D. Karp Chief Regulatory Officer	2019	423,120	—		477,215	169,248	14,000	1,083,583
	2018	410,667	—		2,862,855	151,947	12,375	3,437,844
	2017	400,000	—		—	160,000	13,500	573,500
Radhika Tripuraneni, M.D., M.P.H. Chief Development Officer	2019	403,199	—		477,215	161,280	14,000	1,055,694
(1)	Consists of NQSOs (nonqualified stock options) awarded under our Amended and Restated 2012 Long Term Incentive Plan (the “2012 LTIP”) and our 2018 Long Term Incentive Plan (the “2018 LTIP”). These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the options awarded, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected for fiscal year 2019, see Note 9 of the Consolidated Financial Statements included in our Form 10-K.
(2)	Consists of cash bonuses paid under our Incentive Compensation Plan (the “ICP”) for the fiscal year performance periods indicated (these bonuses were paid in the subsequent year, but are reported for the fiscal year for which they were earned). For more information, see the Grants of Plan Based Awards — Fiscal Year 2019 table below.
(3)	Consists only of Company contributions to the named executive officer's account under the Company's tax-qualified 401(k) defined contribution plan.
(4)	Mr. Malecek commenced employment on June 24, 2019, and was appointed as our Chief Legal Officer and Company Secretary on July 1, 2019.
(5)	Consists of a retention bonus paid to Mr. Malecek in connection with the commencement of his employment and appointment as our Chief Legal Officer and Company Secretary.
*	Although we are a smaller reporting company and are only required to provide the scaled compensation disclosures specified under U.S. Securities and Exchange Commission rules for smaller reporting companies, we are voluntarily providing in this section the full disclosures required of companies that are not smaller reporting companies.
52	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION*

The following table shows all plan-based awards granted to our named executive officers during our fiscal year 2019.

Grants of Plan-Based Awards
Fiscal Year 2019

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gene G. Kinney	2/27/2019				245,000	13.53	2,338,354
		193,725	322,875	484,313
Tran B. Nguyen	2/27/2019				95,000	13.53	906,709
		129,150	215,250	322,875
Michael J. Malecek	7/1/2019				250,000	10.27	1,787,925
		96,000	160,000	240,000
Carol D. Karp	2/27/2019				50,000	13.53	477,215
		101,549	169,248	253,872
Radhika Tripuraneni	2/27/2019				50,000	13.53	477,215
		96,768	161,280	241,919
(1)	Consists of cash bonus awards under the ICP for our fiscal year 2019. Under these awards, the named executive officers were eligible to receive a cash payout depending entirely or primarily upon Company performance relative to pre-determined objectives for fiscal year 2019. In the case of Dr. Kinney, his earned cash payout depended 100% upon Company performance against those pre-determined objectives. In the case of the other named executive officers, their earned cash payouts depended 75% on Company performance against those pre-determined objectives and 25% on individual performance for fiscal year 2019. The amounts shown in the Threshold column are those that would have been paid if the minimum or threshold level of Company performance relative to the pre-determined objectives established by the Committee had been achieved for payouts to have been earned (which minimum performance the Committee had set at 60% of the pre-determined corporate objectives) and, in the case of the named executive officers other than Dr. Kinney, no amount was paid for the individual performance component of the bonus opportunity; these amounts equal 36% of base salary earned in 2019 in the case of Dr. Kinney, 30% of base salary earned in 2019 in the case of Mr. Nguyen, 24% of targeted annual base salary in the case of Mr. Malecek, and 24% of base salary earned in 2019 in the case of the other named executive officers. The amounts shown in the Target column are those that would have been paid if each of the pre-determined objectives for Company performance established by the Committee had been achieved, and assume that the Committee also determined that individual performance supported a 100% payout; these amounts equal 60% of base salary earned in 2019 in the case of Dr. Kinney, 50% of base salary earned in 2019 in the case of Mr. Nguyen, 40% of targeted annual base salary in the case of Mr. Malecek, and 40% of base salary earned in 2019 in the case of the other named executive officers. The amounts shown in the Maximum column are those that would have been paid if the each of the pre-determined objectives for Company performance established by the Committee had been achieved and the Committee determined that other Company and individual accomplishments supported a maximum payout; these amounts equal 90% of base salary earned in 2019 in the case of Dr. Kinney, 75% of base salary earned in 2019 in the case of Mr. Nguyen, 60% of targeted annual base salary in the case of Mr. Malecek, and 60% of base salary earned in 2019 in the case of the other named executive officers. If Company performance relative to the pre-determined objectives for fiscal year 2019 had not at least equaled the minimum (threshold) level of 60%, no payout would have been earned. Regardless of Company and/or individual performance, the maximum payout for each named executive officer was 150% of his or her targeted bonus payout. In addition, regardless of actual performance relative to the pre-determined objectives, the Committee retained discretion to reduce or eliminate any amount that otherwise would be payable. The amounts reported in this table are “estimated future payouts” as they existed at the time the award was made, and assume that each named executive officer actually earned his or her target annual base salary in 2019 (except in the case of Mr. Malecek, whose bonus opportunity is based on a full year of his annual base salary for 2019); the actual cash payouts to each executive officer are reported in the Non-Equity Incentive Plan column of the Summary Compensation Table above.
(2)	Consists of ordinary shares that may be acquired by exercise of nonqualified stock options awarded under the 2018 LTIP. These option awards have a four-year vesting schedule from the vesting commencement date (which varied by individual and grant), with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter, subject to continued employment (except in the event of certain terminations of employment, as described below under the heading Change in Control and Severance Arrangements). The option exercise price per share for each of these option awards is the closing market price of the Company's ordinary shares on the date of grant. These options expire no later than ten years after the grant date. The options reported in this table are also reported in the Outstanding Equity Awards at Fiscal Year-End table below.
(3)	These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the options awarded, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected, see Note 9 of the Consolidated Financial Statements included in our Form 10-K. The fair values reported in this table are also reported in the Option Awards column of the Summary Compensation Table above.
2020 PROXY STATEMENT	53

EXECUTIVE COMPENSATION*

The following table shows all outstanding equity awards – which were only nonqualified stock options – held by our named executive officers at the end of our fiscal year 2019. Certain of the stock option awards reported in this table are also reported in the Grants of Plan-Based Awards table above.

Outstanding Equity Awards at Fiscal Year-End
Fiscal Year 2019

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gene G. Kinney	109,074	—	(2)	6.41	01/29/2023
	45,000	—	(3)	29.81	02/04/2024
	65,000	—	(4)	27.81	03/11/2025
	62,291	2,709	(5)	34.61	02/24/2026
	40,625	9,375	(6)	52.21	09/01/2026
	24,375	5,625	(7)	45.13	11/02/2026
	85,000	35,000	(8)	55.00	02/22/2027
	85,708	101,292	(9)	33.10	02/21/2028
	232,500	387,500	(10)	15.04	06/21/2028
	—	245,000	(11)	13.53	02/27/2029
Tran B. Nguyen	150,000	—	(12)	6.73	04/01/2023
	45,000	—	(3)	29.81	02/04/2024
	55,000	—	(4)	27.81	03/11/2025
	62,291	2,709	(5)	34.61	02/24/2026
	53,125	21,875	(8)	55.00	02/22/2027
	36,666	43,334	(9)	33.10	02/21/2028
	93,750	156,250	(10)	15.04	06/21/2028
	—	95,000	(11)	13.53	02/27/2029
Michael J. Malecek	—	250,000	(13)	10.27	07/01/2029
Carol D. Karp	75,000	25,000	(14)	52.78	12/14/2026
	27,500	32,500	(9)	33.10	02/21/2028
	56,250	93,750	(10)	15.04	06/21/2028
	—	50,000	(11)	13.53	02/27/2029
Radhika Tripuraneni	20,833	29,167	(15)	35.24	04/02/2028
	30,000	50,000	(10)	15.04	06/21/2028
	8,750	26,250	(16)	11.63	12/11/2028
	—	50,000	(11)	13.53	02/27/2029
(1)	All option awards were granted under our 2012 LTIP or our 2018 LTIP, and are subject to accelerated vesting in the event of certain terminations of employment, as further described below under the heading Potential Payments and Benefits upon Termination of Employment.
(2)	This option award was made in connection with the Company's separation from Elan Corporation, plc and Dr. Kinney's appointment as our Chief Scientific Officer. The option award has a four-year vesting schedule from a vesting commencement date of January 29, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(3)	These option awards have a four-year vesting schedule from a vesting commencement date of February 4, 2014, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(4)	These option awards have a four-year vesting schedule from a vesting commencement date of March 11, 2015, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(5)	These option awards have a four-year vesting schedule from a vesting commencement date of February 24, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(6)	This option award was made to Dr. Kinney in connection with his appointment as our Chief Operating Officer. The option award has a four-year vesting schedule from a vesting commencement date of September 1, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
54	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION*

(7)	This option award was made to Dr. Kinney in connection with his appointment as our President and Chief Executive Officer. The option award has a four-year vesting schedule from a vesting commencement date of September 30, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(8)	These option awards have a four-year vesting schedule from a vesting commencement date of February 22, 2017, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(9)	These option awards have a four-year vesting schedule from a vesting commencement date of February 21, 2018, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(10)	These option awards have a four-year vesting schedule from a vesting commencement date of June 21, 2018, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(11)	These option awards have a four-year vesting schedule from a vesting commencement date of February 27, 2019, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment)
(12)	This option award was made to Mr. Nguyen in connection with the commencement of his employment and appointment as our Chief Financial Officer. The option award has a four-year vesting schedule from a vesting commencement date of March 25, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(13)	This option award was made to Mr. Malecek in connection with the commencement of his employment and appointment as our Chief Legal Officer and Company Secretary. The option award has a four-year vesting schedule from a vesting commencement date of July 1, 2019, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(14)	This option award was made to Ms. Karp in connection with the commencement of her employment and appointment as our Chief Regulatory Officer. The option award had a four-year vesting schedule from a vesting commencement date of December 14, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(15)	This option award was made to Dr. Tripuraneni in connection with the commencement of her employment as our Vice President, Medical Affairs and Development Operations. The option award has a four-year vesting schedule from a vesting commencement date of April 2, 2018, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(16)	This option award was made to Dr. Tripuraneni in connection with her appointment as our Chief Development Officer. The option award has a four-year vesting schedule from a vesting commencement date of December 11, 2018, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).

As shown in the following table, our named executive officers did not exercise any options during fiscal year 2019.

Options Exercised and Stock Vested(1)
Fiscal Year 2019

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Gene G. Kinney	—	—
Tran B. Nguyen	—	—
Michael J. Malecek	—	—
Carol D. Karp	—	—
Radhika Tripuraneni	—	—
(1)	The Company has granted only stock options.
2020 PROXY STATEMENT	55

EXECUTIVE COMPENSATION*

Potential Payments and Benefits upon Termination of Employment

The following table shows the potential payments and benefits that the Company would be obligated to make or provide upon termination of employment of each of our named executive officers. Amounts shown do not include salary, any bonus earned but not paid through the date of termination, accrued but unused vacation time or amounts or benefits required to be paid or provided by law and applicable to all employees. For purposes of this table, it is assumed that each named executive officer's employment terminated at the close of business on December 31, 2019, the last day of our fiscal year 2019. Following this table, under the heading Change in Control and Severance Arrangements, is a narrative description of the arrangements under which these potential payments and benefits could be provided.

		Termination by Company(1)			Termination by Executive(1)
Name	Nature of Payment or Benefit	For Cause	Due to a Business Condition	For Any Other Reason	Due to Voluntary Resignation	For Good Reason	Due to Death or Disability	Termination Following Change in Control(2)
Gene G. Kinney	Cash Severance(3)	—	675,938	675,938	—	675,938	675,938	1,081,500
	Cash Bonus(3)	—	324,450	324,450	—	324,450	324,450	648,900
	Accelerated Options(4)	—	512,382	512,382	—	512,382	869,625	869,625
	COBRA Coverage(5)	—	33,837	33,837	—	33,837	33,837	33,837
	Career Assistance(6)	—	15,000	15,000	—	15,000	15,000	15,000
	Total	$—	$1,561,607	$1,561,607	$—	$1,561,607	$1,918,850	$2,648,862
Tran B. Nguyen	Cash Severance(3)	—	432,600	—	—	432,600	—	648,900
	Cash Bonus(3)	—	216,300	—	—	216,300	—	324,450
	Accelerated Options(4)	—	149,519	—	—	149,519	341,938	341,938
	COBRA Coverage(5)	—	22,558	—	—	22,558	—	33,837
	Career Assistance(6)	—	15,000	—	—	15,000	—	15,000
	Total	$—	$835,977	$—	$—	$835,977	$341,938	$1,364,125
Michael J. Malecek	Cash Severance(3)	—	400,000	—	—	400,000	—	600,000
	Cash Bonus(3)	—	160,000	—	—	160,000	—	240,000
	Accelerated Options(4)	—	492,288	—	—	492,288	1,390,000	1,390,000
	COBRA Coverage(5)	—	22,487	—	—	22,487	—	33,731
	Career Assistance(6)	—	15,000	—	—	15,000	—	15,000
	Total	$—	$1,089,775	$—	$—	$1,089,775	$1,390,000	$2,278,731
Carol D. Karp	Cash Severance(3)	—	425,184	—	—	425,184	—	637,776
	Cash Bonus(3)	—	170,074	—	—	170,074	—	255,110
	Accelerated Options(4)	—	82,332	—	—	82,332	189,063	189,063
	COBRA Coverage(5)	—	15,862	—	—	15,862	—	23,793
	Career Assistance(6)	—	15,000	—	—	15,000	—	15,000
	Total	$—	$708,452	$—	$—	$708,452	$189,063	$1,120,742
Radhika Tripuraneni	Cash Severance(3)	—	406,850	—	—	406,850	—	610,275
	Cash Bonus(3)	—	162,740	—	—	162,740	—	244,110
	Accelerated Options(4)	—	108,319	—	—	108,319	264,750	264,750
	COBRA Coverage(5)	—	21,479	—	—	21,479	—	32,219
	Career Assistance(6)	—	15,000	—	—	15,000	—	15,000
	Total	$—	$714,388	$—	$—	$714,388	$264,750	$1,166,354
(1)	Occurring outside of the 24-month period commencing on the consummation of a Change in Control, as defined in the Employment Agreement (in the case of Dr. Kinney) or the Severance Plan (in the case of the other named executive officers) and the executive officer's option award agreements. For more information, see the narrative description below under the heading Change in Control and Severance Arrangements.
(2)	Due to (a) death or disability, (b) termination without Cause or resignation for Good Reason under the Employment Agreement and option agreements (in the case of Dr. Kinney) or the option agreements (in the case of the other named executive officers), or (c) a Triggering Event under the Severance Plan (in the case of the other named executive officers), in each case occurring within the 24-month period commencing on the consummation of a Change in Control, as defined in the Employment Agreement (in the case of Dr. Kinney) or the Severance Plan (in the case of the other named executive officers) and the executive officer's option award agreements. For more information, see the narrative description below under the heading Change in Control and Severance Arrangements.
(3)	Consists of the applicable multiple of annual base salary and targeted annual cash bonus pursuant to the Employment Agreement (in the case of Dr. Kinney) or the Severance Plan (in the case of the other named executive officers).
(4)	Consists of the in-the-money value of certain unvested nonqualified stock options as of December 31, 2019 at the closing market price per share of our ordinary shares ($15.83) on December 31, 2019, the last trading date of fiscal year 2019. For more information, see the footnotes to the Outstanding Equity Awards at Fiscal Year-End – Fiscal Year 2019 table above.
56	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION*

(5)	Amounts shown are estimates of what the Company would pay in COBRA premiums for continued medical, dental and vision coverage after a qualifying termination of employment. The reported amounts (a) include only the portion of the COBRA premiums for the executive officer and his or her covered dependents that exceeds the amount the executive officer would have paid as an employee, (b) assume that the executive officer and all covered dependents do not cease to be eligible for COBRA during the relevant period, and (c) assume that the executive officer does not become eligible to receive new healthcare coverage during the relevant period.
(6)	Amounts shown are estimates of what the Company would pay to provide career transition assistance to the executive officer. The reported amounts assume that the executive officer (a) commences this assistance within 60 days following the date his or her employment terminates, and (b) uses this benefit for the full 12 months it is available to the executive officer.

Change in Control and Severance Arrangements

Gene G. Kinney

Dr. Kinney, our President and Chief Executive Officer, is party to an Employment Agreement, dated November 2, 2016, with Prothena Biosciences Inc (“PBI”), a wholly-owned subsidiary of the Company and Dr. Kinney's employer (referred to in this Change in Control and Severance Arrangements section as the “Company”). That Employment Agreement was approved by our Board. The Employment Agreement provides for certain compensation to be paid and benefits to be provided to Dr. Kinney (or his estate) in the event of certain involuntary terminations of his employment. In addition, stock options awarded to Dr. Kinney are subject to terms (approved or recommended by the Compensation Committee and approved by the Board) providing for accelerated vesting and extensions of time to exercise in the event of certain involuntary terminations of employment.

The Employment Agreement and option award agreements with Dr. Kinney provide for the following compensation and benefits to be provided to Dr. Kinney in the event of certain involuntary terminations of his employment:

Accrued Payments. Upon a termination of Dr. Kinney's employment for any reason, Dr. Kinney (or his estate) will be entitled to receive (a) any portion of his annual base salary and targeted annual performance-based bonus that is earned but not paid through the date of termination; (b) any unreimbursed business expenses; (c) any accrued but unused vacation and/or floating holidays; and (d) any amount arising from Dr. Kinney's participation in, or benefits under, any employee benefit plans, programs or arrangements.

Severance Payments and Benefits Not in Connection with a Change in Control. In the event of Dr. Kinney's termination of employment by the Company without Cause (defined below), by Dr. Kinney for Good Reason (defined below) or because of Dr. Kinney's death or Disability (as defined in the Employment Agreement), in each case that occurs outside of the 24-month period commencing on the consummation of a Change in Control (defined below), in addition to the accrued payments described above, the Company will (a) pay in a lump sum cash payment an amount equal to 125% of Dr. Kinney's annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 100% of Dr. Kinney's annual target bonus; (c) if Dr. Kinney elects to receive continued healthcare coverage pursuant to

COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Kinney and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date that he becomes eligible to receive healthcare coverage from a subsequent employer; and (d) if Dr. Kinney commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months. In addition, if Dr. Kinney's termination of employment by the Company without Cause or by Dr. Kinney for Good Reason, (i) each outstanding equity award granted to Dr. Kinney on or after the date of the Employment Agreement will accelerate with respect to that number of shares that would have vested had he continued employment for the 18-month period immediately following the date of termination, and the post-termination exercise period will extend to 18 months from the date of termination (unless it expires earlier under its term), and (ii) each outstanding option award granted to Dr. Kinney before the date of the Employment Agreement will accelerate with respect to that number of shares that would have vested had he continued employment for the 12-month period immediately following the date of termination, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term). In the event of the termination of Dr. Kinney's employment due to his death or Total and Permanent Disability (as defined in the option award agreements), each outstanding option award held by him will accelerate with respect to 100% of the then unvested shares subject to each such option award, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term).

Severance Payments and Benefits in Connection with a Change in Control. In the event of Dr. Kinney's termination of employment by the Company without Cause, by Dr. Kinney for Good Reason or because of Dr. Kinney's death or Disability, in each case that occurs within the 24-month period commencing on the consummation of a Change in

2020 PROXY STATEMENT	57

EXECUTIVE COMPENSATION*

Control, in addition to the accrued payments described above, the Company will (a) pay in a lump sum cash payment an amount equal to 200% of Dr. Kinney's annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 200% of Dr. Kinney's annual target bonus; (c) if Dr. Kinney elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Kinney and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he becomes eligible to receive healthcare coverage from a subsequent employer; and (d) if Dr. Kinney commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months. In addition, each outstanding equity award held by Dr. Kinney will accelerate with respect to 100% of the then unvested shares subject to each such equity award, and the post-termination exercise period will extend to 18 months from the date of termination (unless it expires earlier under its term).

Dr. Kinney's employment agreement also includes a Section 280G “best pay” provision, which provides that in the event that any payments or benefits received by Dr. Kinney in connection with a Change in Control would be subject to the excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Dr. Kinney will receive either a reduced portion of such payments and benefits such that no excise tax would apply or the full amount of the payments and benefits, whichever results in a greater after-tax benefit to Dr. Kinney.

“Change in Control” is defined in the Employment Agreement as (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; (c) individuals who as of the date the Board first consists of at least seven members constitute the Board (the “Original Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Original Director if the individual's election or nomination for election to the Board was approved by a vote of at least a majority of the Original

Directors; but, provided further that any such individual whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation will not be considered an Original Director; (d) a transaction as a result of which any person or company obtains the ownership directly or indirectly of the shares in the Company carrying more than 50% of the total voting power represented by the Company's issued share capital in pursuance of a compromise or arrangement sanctioned by the court under Section 453 of the Irish Companies Act 2014, or becomes bound or entitled to acquire ordinary shares in the Company under Section 457 of the Irish Companies Act 2014; (e) any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing at least 50% of the total voting power represented by the Company's then outstanding voting securities (e.g., issued shares); or (f) certain similar transactions taking place with respect to PBI, as set forth more fully in the Employment Agreement. The definition of “Change in Control” for purposes of the option award agreements is substantially similar to the definition in the Employment Agreement, except that similar transactions with respect to PBI are not included.

“Cause” is defined in the Employment Agreement as (a) the willful and continued failure by Dr. Kinney to substantially perform his duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to Dr. Kinney by the Board, which demand specifically identifies the manner in which the Board believes that Dr. Kinney has not substantially performed his duties and that has not been cured within 30 days following receipt by him of the written demand; (b) commission by Dr. Kinney of a felony (other than a traffic-related offense) that in the written determination of the Board is likely to cause or has caused material injury to our business; (c) documented intentional misrepresentation or omission of material fact with respect to a significant matter relating to our business; or (d) material breach of any agreement by and between Dr. Kinney and the Company, which material breach has not been cured within 30 days following receipt by Dr. Kinney of written notice from the Board identifying such material breach. “Cause” is defined in the option award agreements as (i) the willful breach, habitual neglect or poor performance of job duties and responsibilities; (ii) conviction (or entry of a guilty plea or plea of nolo contendere) of any crime, excluding minor traffic offenses; (iii) commission of an act of dishonesty or breach of

58	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION*

fiduciary duty; (iv) commission of a material violation of any of the Company's personnel policies; or (v) any act or omission which is contrary to the business interest, reputation or goodwill of the Company.

“Good Reason” is defined in the Employment Agreement as (a) a material diminution in Dr. Kinney's base compensation; (b) a material diminution in his authority, duties or responsibilities; (c) a change in the geographic location at which he must perform his services that increases his one-way commute by more than 30 miles; or (d) a material breach of the Employment Agreement by the Company. Notwithstanding the foregoing, Dr. Kinney will not have “Good Reason” unless the condition giving rise to his resignation continues more than 30 days following his written notice of the condition provided to the Company within 90 days of the first occurrence of such condition and his resignation is effective within 180 days following the first occurrence of such condition. The definition of “Good Reason” in the option award agreements is substantially similar to the definition in the Employment Agreement.

Other Named Executive Officers

The other named executive officers (i.e., the named executive officers other than Dr. Kinney) are eligible to participate in PBI's Amended and Restated Severance Plan (the “Severance Plan”), which was approved by the Compensation Committee of our Board. The Severance Plan provides for certain compensation to be paid and benefits to be provided to them (or their estates) in the event of certain involuntary terminations of their employment. In addition, stock options awarded to those named executive officers are subject to terms providing for accelerated vesting and extensions of time to exercise in the event of certain involuntary terminations of employment.

The Severance Plan and option award agreements provide for the following compensation and benefits to be provided to the other named executive officers in the event of certain involuntary terminations of employment:

Severance Payments and Benefits Not in Connection with a Change in Control. Under the Severance Plan, in the event of a named executive officer's termination of employment by the Company on account of a Triggering Event (defined below) that occurs outside of the 24-month period commencing on the consummation of a Change in Control (defined below), the Company will (a) pay in a lump sum cash payment an amount equal to 100% of the named executive officer's annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 100% of the annual target bonus; (c) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him or her for, the portion of the COBRA premiums for the named executive officer and his or her covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his or her termination of employment and ending upon the earliest of (1) the 12-month anniversary of the date of termination, (2) the date that he or she and/or his or her covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he or she becomes eligible for new healthcare coverage (other than through his or her spouse); and (d) if the named executive officer commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months.

Under the option award agreements, in the event of the named executive officer's termination of employment by the Company without Cause (defined below) or by the executive officer for Good Reason (defined below), in each case that occurs outside of the 24-month period commencing on the consummation of a Change in Control (defined below), each outstanding option award held by the named executive officer will accelerate with respect to that number of shares that would have vested had he or she continued employment for the 12-month period immediately following the date of termination, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term). In the event of a named executive officer's termination of employment because of the executive officer's death or Total and Permanent Disability (as defined in the agreements), each outstanding option award held by the named executive officer will accelerate with respect to 100% of the then unvested shares subject to each such option award, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term).

Severance Payments and Benefits in Connection with a Change in Control. In the event of a named executive officer's termination of employment by the Company in connection with a Triggering Event that occurs within the 24-month period commencing on the consummation of a Change in Control, the Company will (a) pay in a lump sum cash payment an amount equal to 150% of the named executive officer's annual base salary as of the date of termination; (b) pay 150% of the annual target bonus in a lump sum cash payment; (c) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him or her for, the portion of the COBRA premiums for the named executive officer and his or her covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his or her termination of

2020 PROXY STATEMENT	59

EXECUTIVE COMPENSATION*

employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he or she and/or his or her covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he or she becomes eligible for new healthcare coverage (other than through his or her spouse); and (d) if the named executive officer commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months.

The Severance Plan also includes a Section 280G “best pay” provision, which provides that in the event that any payments or benefits received by the named executive officer in connection with a Change in Control would be subject to the excise tax under Section 4999 of the Code, the named executive officer will receive either a reduced portion of such payments and benefits such that no excise tax would apply or the full amount of the payments and benefits, whichever results in a greater after-tax benefit to the named executive officer.

Under the option award agreements, in the event of a named executive officer's termination of employment by the Company without Cause or by the executive officer for Good Reason, in each case that occurs within the 24-month period commencing on the consummation of a Change in Control, the Company will accelerate each outstanding option award held by the named executive officer with respect to 100% of the then unvested shares subject to each such option award, and extend the post-termination exercise period to 12 months from the date of termination (unless it expires earlier under its term).

The definitions of “Change in Control” in the Severance Plan and for purposes of the option award agreements are substantially similar to the definition in Dr. Kinney's Employment Agreement described above, except that similar transactions with respect to PBI are not included.

“Cause” is defined in the option award agreements as (a) the willful breach, habitual neglect or poor performance of job duties and responsibilities; (b) conviction (or entry of a guilty plea or plea of nolo contendere) of any crime, excluding minor traffic offenses; (c) commission of an act of dishonesty or breach of fiduciary duty; (d) commission of a material violation of any of the Company's personnel policies; or (e) any act or omission which is contrary to the business interest, reputation or goodwill of the Company.

The definition of “Good Reason” in the option award agreements is substantially similar to the definition in Dr. Kinney's Employment Agreement described above.

“Triggering Event” is defined in the Severance Plan as (a) an Involuntary Termination, (b) a Relocation, or (c) a Significant Reduction in Scope or Base Compensation, which are defined as follows: “Involuntary Termination” is defined as a termination by the Company of the named executive officer due to a business condition; "Relocation" is defined as a material change in the geographic location at which the named executive officer is required to perform services, which is defined as including a relocation that increases his or her one-way commute by at least 30 miles or relocation that requires moving his or her home to a new location more than 30 miles from his or her current home; and “Significant Reduction in Scope or Base Compensation” is defined as material diminution in the named executive officer's authority, duties or responsibilities or a material diminution in his or her base compensation.

Compensation Risk Assessment

Consistent with the SEC's disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs' provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices. The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

60	2020 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

Pay Ratio of CEO to Median Employee

The total compensation in 2019 of Dr. Kinney, our President and Chief Executive Officer, was approximately 10 times the median total compensation in 2019 of all of our other employees. The total compensation in 2019 of Dr. Kinney was $3,213,354. The median of the total compensation in 2019 of all other employees was $336,579.

Our CEO-to-median employee pay ratio is a reasonable estimate and was calculated in accordance with SEC regulations. We identified a new median employee for 2019 using the base salary or wages (based on our payroll records) earned from January 1 through September 30, 2019, for each employee who was employed as of October 1, 2019. We included all of our full-time, part-time, temporary and seasonal employees, globally, but excluded our CEO. For permanent full- and part-time employees who were hired after January 1, 2019 or who were on an unpaid leave of absence during a part of 2019, we adjusted their salaries or wages to reflect what they would have earned had they worked the entire nine-month period through September 30, 2019.

We believe that this use of salary or wages earned through the first nine months of 2019 is an appropriate and consistently applied compensation measure for purposes of identifying the “median employee” from a compensation standpoint because all employees were eligible for annual cash bonuses and received stock option awards in 2019 and the distribution of cash bonuses and option awards were generally consistent with annual base pay. Earnings of our employees outside the U.S. were converted to U.S. dollars using an average currency exchange rate over the nine-month measurement period. We did not make any cost-of-living adjustments.

We then calculated this median employee's total compensation for 2019 using the same methodology used to calculate our CEO's total compensation for 2019, as set forth in the Summary Compensation Table above. The median employee's total compensation for 2019 included salary, an annual cash bonus paid in 2020 for 2019, stock option awards in 2019 and Company contributions in 2019 to that employee's account under our tax-qualified 401(k) defined contribution plan, each calculated for purposes of this pay ratio on the same basis as those same compensation elements of our CEO as explained in footnotes 1, 2 and 3 of the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2019, regarding securities of the Company that may be issued under our equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity Compensation Plans Approved by Shareholders(1)	7,008,403	$23.34	1,218,833
Equity Compensation Plans Not Approved by Shareholders	n/a	n/a	n/a
Total	7,008,403	$23.34	1,218,833
(1)	Column (a) represents nonqualified stock options outstanding under our 2012 Long Term Incentive Plan (as amended and restated) or our 2018 Long Term Incentive Plan (the “2018 LTIP”) and column (c) represents ordinary shares available for future issuance under the 2018 LTIP.
(2)	Represents ordinary shares available for issuance under the 2018 LTIP that may be granted in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance share units and other share-based awards. This number of shares is reduced by 1.5 shares for each share that may be issued under an award other than an option or stock appreciation right.
2020 PROXY STATEMENT	61

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures on Transactions with Related Persons

The Company has adopted written policies and procedures for the review and approval or ratification of any transaction constituting a transaction with a related person as defined under Item 404(a) of Regulation S-K under the Securities Act (a “Related Person Transaction”). Subject to certain exceptions, Item 404(a) defines a Related Person Transaction as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which the Company was, is or will be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. A related person is (a) any director (or nominee for director) or executive officer of the Company, (b) any beneficial owner of more than 5% of the Company’s ordinary shares, or (c) certain “immediate family members” of such director (or nominee for director), executive officer or beneficial owner.

Under our written policies and procedures for Related Person Transactions, which were approved by our Board, all proposed Related Person Transactions (which includes a proposed material modifications to previously approved Related Person Transactions) must be reviewed and approved or ratified by the Audit Committee of our Board, although (a) the chair of the Audit Committee may approve a Related Person Transaction if it is not practical for the Committee to do so, subject to subsequent ratification by the Audit Committee, (b) if the Related Person Transaction relates to compensation of a director or executive officer, it must be reviewed and approved or ratified by the Compensation Committee of our Board, and (c) the Board may approve or ratify a Related Person Transaction by an affirmative vote of a majority of directors who do not have a direct or indirect material interest in the Related Person Transaction. Prior to approval or ratification of a proposed Related Person Transaction, the Audit Committee considers all relevant facts and circumstances including, but not limited to, the financial and other terms and whether such terms, taken as a whole, are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party.

Transactions with Related Persons

We have no Related Person Transactions to report.

Director and Executive Officer Indemnification Arrangements

Our Constitution contains provisions requiring that we indemnify our directors, officers and executives against all costs, charges, losses, expenses and liabilities incurred by them the execution of their duties or in relation thereto, and to advance expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding for which indemnification would be allowed, all to the extent permissible under Irish law. In addition, the Company has entered into a deed of indemnification agreement with each of our directors and executive officers that provides for indemnification of that director and/or executive officer against certain claims that arise by reason of their status or service as a director or executive officer. The Company purchases directors and officers liability insurance to cover its indemnification obligations to our directors and executive officers as well as to cover directly certain claims made against our directors and executive officers.

62	2020 PROXY STATEMENT

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Prothena shareholders may be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, you may (a) notify your broker, (b) direct your written request to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland, or (c) contact Prothena Investor Relations by telephone at (650) 837-8535 (a U.S. telephone number). Shareholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to a shareholder at a shared address to which a single copy of the documents was delivered.

INCORPORATION BY REFERENCE

The financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act to be incorporated into Proposal No. 5 are incorporated by reference from our Annual Report on Form 10-K for 2019, which can be accessed as described below under the heading Annual Report.

ANNUAL REPORT

Our Annual Report on Form 10-K for fiscal year 2019 is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Shareholders that receive the Notice of Internet Availability of Proxy Materials can access our Annual Report on Form 10-K for 2019 at www.proxyvote.com (which does not have “cookies” that identify visitors to the site).

Our Annual Report on Form 10-K for our fiscal year 2019 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to our Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Company Secretary at Prothena Corporation plc, 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland.

By Order of the Board of Directors

Michael J. Malecek
Company Secretary

[__________], 2020

2020 PROXY STATEMENT	63

APPENDIX A
AMENDMENT TO THE PROTHENA CORPORATION PLC 2018 LONG TERM INCENTIVE PLAN

Section 2.28 of the Prothena Corporation plc 2018 Long Term Incentive Plan is proposed to be amended as indicated below:

2.28 “Overall Share Limit” means the sum of (i) 3,300,000 1,800,000   Shares; (ii) the aggregate number of Shares that remain available for future awards under the Prior Plan as of immediately prior to the Effective Date; and (iii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V.

2020 PROXY STATEMENT	A-1

prothena

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E94516-P32943 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROXENA CORPORATION PLC (the "**Company**")

The Board of Directors recommends you vote FOR each of the following director nominees:

Nominees	For	Against	Abstain
1a. Paula K. Cobb	☐	☐	☐
1b. Lars G. Ekman	☐	☐	☐
1c. Gene G. Kinney	☐	☐	☐
1d. Oleg Nodelman	☐	☐	☐
1e. Dennis J. Selkoe	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of Prothena Corporation plc (the "**Company**"). If you wish to appoint a person other than the individuals designated herein, please contact the Secretary of the Company and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending and voting at the Annual General Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Combined Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E94517-P32943

PROTHENA CORPORATION PLC
Annual General Meeting of Shareholders
May 19, 2020, 4:00 P.M. Local Time
This proxy is solicited by the Board of Directors

The undersigned, having received the notice of the 2020 Annual General Meeting of shareholders of Prothena Corporation plc (the "**Company**"), to be held on May 19, 2020, at 4:00 P.M. Local Time, at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland, and the proxy statement, appoints Dr. Lars G. Ekman and Mr. Michael J. Malecek, and each of them acting individually, as the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the ordinary shares of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual General Meeting and at any adjournment or postponement thereof, and the undersigned directs that this proxy be voted as specified herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH SHARES.

Continued and to be signed on reverse side